                                                            Exhibit 10.2

                                     OFFICE LEASE

                                 THE MERCHANDISE MART

                                  CHICAGO, ILLINOIS

                        TENANT: CCC INFORMATION SERVICES INC.

                                  DATE: MAY 7, 1993


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                                     OFFICE LEASE

                                 THE MERCHANDISE MART

                                  CHICAGO, ILLINOIS

                        TENANT: CCC INFORMATION SERVICES INC.

                                a Delaware corporation


                                  TABLE OF CONTENTS



1.  DEMISED PREMISES; TERM . . . . . . . . . . . . . . . . . . . . . . . .    1

2.  USE. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    2

3.  BASE RENT. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    3

4.  RENT ADJUSTMENTS . . . . . . . . . . . . . . . . . . . . . . . . . . .    4

5.  CONDITION OF PREMISES. . . . . . . . . . . . . . . . . . . . . . . . .   11

6.  POSSESSION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   12

7.  REPAIRS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   12

8.  ALTERATIONS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   14

9.  SERVICES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   17

10. COVENANT AGAINST LIENS . . . . . . . . . . . . . . . . . . . . . . . .   21

11. WAIVER OF CLAIMS . . . . . . . . . . . . . . . . . . . . . . . . . . .   22

12. ASSIGNMENT AND SUBLETTING. . . . . . . . . . . . . . . . . . . . . . .   23

13. EXPENSES OF ENFORCEMENT. . . . . . . . . . . . . . . . . . . . . . . .   27

14. STORAGE SPACE. . . . . . . . . . . . . . . . . . . . . . . . . . . . .   27

15. LANDLORD'S REMEDIES. . . . . . . . . . . . . . . . . . . . . . . . . .   28

16. SURRENDER OF POSSESSION. . . . . . . . . . . . . . . . . . . . . . . .   29

17. HOLDOVER . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   30

18. [Intentionally Omitted.] . . . . . . . . . . . . . . . . . . . . . . .   30

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19. NOTICE . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   30

20. NO SOLICITATION. . . . . . . . . . . . . . . . . . . . . . . . . . . .   32

21. CONDEMNATION . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   32

22. NONWAIVER. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   32

23. WAIVER OF NOTICE . . . . . . . . . . . . . . . . . . . . . . . . . . .   33

24. FIRE OR CASUALTY . . . . . . . . . . . . . . . . . . . . . . . . . . .   33

25. INSURANCE. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   35

26. CERTAIN RIGHTS RESERVED BY LANDLORD. . . . . . . . . . . . . . . . . .   37

27. RULES AND REGULATIONS. . . . . . . . . . . . . . . . . . . . . . . . .   40

28. MISCELLANEOUS. . . . . . . . . . . . . . . . . . . . . . . . . . . . .   43

29. ATTORNMENT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   46

30. ESTOPPEL CERTIFICATE . . . . . . . . . . . . . . . . . . . . . . . . .   46

31. BROKERS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   47

32. SECURITY DEPOSIT . . . . . . . . . . . . . . . . . . . . . . . . . . .   47

33. PARKING. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   47

34. OPTIONS TO EXPAND. . . . . . . . . . . . . . . . . . . . . . . . . . .   48

35. LANDLORD'S CONTRIBUTION. . . . . . . . . . . . . . . . . . . . . . . .   54

36. IMPROVEMENT WORK . . . . . . . . . . . . . . . . . . . . . . . . . . .   55

37. OPTIONS TO EXTEND TERM . . . . . . . . . . . . . . . . . . . . . . . .   62

38. FAIR MARKET RENT; ARBITRATION PROCEDURES . . . . . . . . . . . . . . .   65

39. RIGHT OF FIRST OFFER . . . . . . . . . . . . . . . . . . . . . . . . .   67

40. TENANT EQUIPMENT/FURNITURE LEASE.. . . . . . . . . . . . . . . . . . .   68

41. 640 NORTH LASALLE STREET LEASE . . . . . . . . . . . . . . . . . . . .   68

42. COVENANT OF QUIET ENJOYMENT; MORTGAGEE'S APPROVAL. . . . . . . . . . .   71

43. ENTIRE AGREEMENT . . . . . . . . . . . . . . . . . . . . . . . . . . .   72

44. TRUSTEE CLAUSE . . . . . . . . . . . . . . . . . . . . . . . . . . . .   72

                                       EXHIBITS

EXHIBIT A     PLAN OF PREMISES
EXHIBIT A-1   EXPANSION SPACES
EXHIBIT B     DESCRIPTION OF ALLOCATION BETWEEN RETAIL CENTER AND
              NON-RETAIL SECTION OF THE BUILDING
EXHIBIT C     EXAMPLE STATEMENT REGARDING OPERATING EXPENSES AND
              OWNERSHIP TAXES
EXHIBIT D     JANITORIAL SPECIFICATIONS
EXHIBIT E     SHELL AND CORE WORK
EXHIBIT F     RATES FOR LANDLORD'S SUPERVISION AND GENERAL
              CONDITIONS
EXHIBIT G     LIST OF APPROVED CONTRACTORS

                                 THE MERCHANDISE HART


    This Lease made as of May 7, 1993 between LASALLE NATIONAL TRUST, N.A., as successor trustee to LASALLE NATIONAL BANK, not individually but as Trustee under a Trust Agreement dated May 27, 1981, and known as Trust No. 104000 ("Landlord") and CCC INFORMATION SERVICES INC., a Delaware corporation ("Tenant").

Witnesseth

    1. DEMISED PREMISES; TERM. Landlord does hereby demise and lease to Tenant, and Tenant accepts that certain space shown hatched on Exhibit "All which is attached hereto and made a part hereof, consisting of approximately 106,730 rentable square feet and commonly described as a portion of the fourth
(4th) floor ("Premises") of The Merchandise Mart, a building located at Merchandise Mart Plaza ("Building") constructed on property bounded by West Kinzie Street, North Orleans Street, the Chicago River, and North Wells Street in Chicago, Illinois (such land and Building hereinafter referred to, together with all present and future easements, additions, improvements and other rights appurtenant thereto, as the "Property"), for a term beginning on the Commencement Date (as hereinafter defined) and ending on the last day of the fifteenth (15th) Lease Year (as hereinafter defined) thereafter, unless sooner terminated as provided herein and subject to extensions as provided herein (the "Term"), subject to the terms, covenants and agreements herein contained. In addition, Tenant shall have the non-exclusive right to use the elevators, docks, corridors and other common areas of the Building, exclusive of any premises leased exclusively to other tenants of the Building, in common with all other tenants, their employees, agents, customers and invitees, subject to any reasonable rules and regulations adopted by Landlord and applicable thereto.

    The Commencement Date shall be the earlier of (i) December 1, 1993, or (ii) the date on which the Shell and Core Work (as defined in Article 36(A) hereof) and Tenant's Work (as defined in Article 36(B) hereof) are substantially complete, so that the Premises are reasonably suitable for occupancy so that Tenant can reasonably perform its normal business operations therein, provided, however: (1) the Commencement Date shall be (a) subject to extension on account of delays in the completion of Tenant's Work caused by Force Majeure (as defined in Article 36) and (b) subject to extension on account of delays in the completion of Tenant's Work caused by Landlord Delays as provided in Article 36; and (2) without limitation on or by the foregoing clause (1), if Tenant's Work or the Shell and Core Work is not substantially complete on or before December 1, 1993 due to a Landlord Delay or Force Majeure or due to the act or failure to act of Tenant's contractor or any subcontractor or vendor of Tenant's contractor (and not due to the act or failure to act of Tenant, its employees and agents and which delay was beyond the reasonable control of Tenant to prevent) and provided that Tenant's contractor is one of those specifically listed in Exhibit G attached hereto and made a part hereof or is a contractor which in Landlord's sole judgment is of comparable reputation and quality as those listed on Exhibit G, then the Commencement Date shall, at the option of Tenant, be extended to a date not later than February 15, 1994.

    For purposes of this Lease, "Lease Year" shall mean a period of twelve (12) consecutive calendar months, the first of which shall commence on the Commencement Date if the Commencement Date shall be the first day of a calendar month, or on the first day of the first calendar month following the Commencement Date if the Commencement Date shall be other than on the first day of a calendar month, and shall end on the last day of the twelfth (12th) calendar month thereafter. Each successive Lease Year shall be a twelve (12) calendar month period commencing on the anniversary of the commencement of the first Lease Year - Any portion of the Term commencing prior to the first full Lease Year or after the final full Lease Year shall be treated on a proportionate basis and shall be deemed a partial Lease Year.

    2. USE. Tenant will use and occupy the Premises for general office purposes and other uses ancillary thereto and for no other use or purpose. Tenant will not use or permit upon the Premises anything that will invalidate any policies of insurance now or hereafter carried on the Building or that will increase the rate of insurance on the Premises or on the Building; provided that the foregoing shall not prohibit the use stated in the first sentence of this
Article 2. Tenant will pay all extra insurance premiums on the Building which may be caused by the use which Tenant shall make of the Premises (other than a use stated in the first sentence of this Article 2). Tenant will not (a) use or permit upon the Premises anything that may be dangerous to life or limb; (b) in any manner deface or injure the Building or any part thereof or overload the floors of the Premises; or (c) do anything or permit anything to be done upon the Premises in any way creating a nuisance or tending to injure the reputation of the Building. Tenant shall further not carry-on or permit any activities which might: (1) involve the storage, use or disposal of medical or hazardous waste substances or the creation of an environmental hazard other than such substances in such amounts customarily used in normal office operations; or (2) impair or interfere with (i) the structure of the Building or the operation of Building systems, (ii) the character, reputation or appearance of the Building as a first-class building, (iii) the furnishing of services (including utilities, telephone and communications) to any portion of the Building, or (iv) the enjoyment by any other occupants of the Building or the benefits of such occupancy (for example, free of noise, odors or vibration emanating from the Premises) . The Premises shall not be used for the purposes of any so called "office suites", schools, employment agencies, medical treatment facilities or any retail or wholesale activities; provided Tenant may conduct private training seminars for its employees, agents and clients in the Premises from time to time and Tenant may operate a daycare facility in the Premises for the care of children of employees of Tenant and not for use by the general public so long as (i) such facility is at all times in compliance with all governmental requirements, (ii) Tenant pays any costs incurred by Landlord as a result of or in connection with such facility, including without limitation any costs incurred in connection with any required alterations to the Building, (iii) Tenant complies with any reasonable rules and regulations which Landlord may from time to time impose in connection with any such daycare facility and (iv) Tenant shall not be permitted to operate such a daycare facility in the Premises if Landlord shall at any time grant to another tenant or occupant of the Building or of the building known as The Apparel Center the right to operate a daycare facility in the Building or The Apparel Center; provided, however, if Landlord shall grant such a right to another tenant or occupant of the Building or The Apparel Center at any time after Tenant has commenced to operate, or made a substantial financial commitment for, such a daycare facility in the Premises, then Tenant shall be permitted to continue to operate its daycare facility in the Premises for a period of three
(3) years after the date such other daycare facility in the Building or The Apparel Center commences operations. Tenant will fully and promptly comply, and operate the Premises (except to the extent such obligation is specifically designated to Landlord hereunder) in conformity, with all applicable federal, state and municipal laws, ordinances, codes, regulations and requirements respecting the Premises or Tenant's use or occupancy thereof, and activities therein provided, however, Tenant shall not be responsible for assuring that the "Building Systems" (as defined in Article 7 hereof), other than any Building Systems constructed or installed by Tenant, are in compliance with such laws, ordinances, codes, regulations or requirements. Tenant will not use the Premises for lodging or sleeping purposes, nor knowingly conduct or permit to be conducted on the Premises any business or activity which is contrary to the provisions of this Lease or to any applicable governmental laws, ordinances, codes, regulations and requirements. Tenant shall promptly pay all taxes of whatever kind which are imposed upon Tenant but which are to be collected by Landlord. Except for any vending machines permitted pursuant to Article 26 (F) , Tenant shall at no time sell food on or from the Premises. Tenant shall at no time sell (within the meaning of the Illinois Liquor Control Act, as now or hereafter amended) alcoholic liquor on or from the Premises, provided, however, that Tenant may occasionally give complimentary food and alcoholic liquor to its guests on the Premises, on condition that Tenant shall comply with all applicable governmental requirements, and on further condition that, prior to the giving of such alcoholic liquor, Tenant shall procure and maintain continuously thereafter (or cause to be procured and maintained continuously thereafter) in force a policy of or endorsement for host liquor liability insurance, as set forth in Article 25 hereof.

    3. BASE RENT. Tenant shall pay to Landlord an annual base rent ("Base Rent") for the Premises as shown below for each

Respective period in equal monthly installments during each respective period as follows:

                  Base Rent
    Lease        Per Rentable           Annual               Monthly Base
     Year         Square-foot            Base Rent          Rent Installment
     -----        ------------           ---------          ----------------

     1              $10.97            $1,135,395.00          $ 94,616.25
     2              $10.68            $1,105,380.00          $ 92,115.00
     3              $10.46            $1,082,610.00          $ 90,217.50
     4              $16.68            $1,726,380.00          $143,865.00
     5              $23.07            $2,387,745.00          $198,978.75
     6              $28.70            $2,970,450.00          $247,537.50
     7              $21.56            $2,231,460.00          $185,955.00
     8              $19.50            $2,018,250.00          $168,187.50
     9              $19.92            $2,061,720.00          $171,810.00
    10              $20.35            $2,106,225.00          $175,518.75
    11              $22.84            $2,363,940.00          $196,995.00
    12              $23.35            $2,416,725.00          $201,393.75
    13              $23.86            $2,469,510.00          $205,792.50
    14              $24.39            $2,524,365.00          $210,363.75
    15              $24.94            $2,581,290.00          $215,107.50

    It is acknowledged that the Annual Base Rent and the Monthly Base Rent Installment shown in the above schedule are calculated on the basis of the Base Rent Per Rentable Square Foot shown above and an agreed deemed area of the initial Premises, for purposes of this Base Rent calculation, of 103,500 rentable square feet, although the actual area of the initial Premises demised hereby is represented by Landlord to be approximately 106,730 rentable square feet. If Tenant exercises any option to extend the Term pursuant to Article 37, then for the purposes of any "Extended Term" (as defined in said Article 37), the rentable area of the Premises shall be recomputed in accordance with Building Owners and Managers Association International Standard for Measuring Floor Area in office Buildings known AS American National Standard ANS1 Z65.11980 (reaffirmed 1989), approved June 21, 1989 by American National Standards Institute, Inc. ("BOMA Standards") .

    Tenant shall pay each installment of Base Rent in advance on the first day of every calendar month of the Term. All such payments shall be made payable to Landlord or Landlord's agent and shall be made at the office of the building or at such other places and to such other parties as Landlord shall from time to time by written notice appoint. Base rent shall be payable without any prior demand therefor and without any deductions or set-offs whatsoever. If the term commences on a day other than the first day of the calendar month, or ends on a day other than the last day of the calendar month, the Base Rent for such fractional month shall be prorated on the basis of 1/365th of the annual Base Rent for each day of such fractional month.

    4. RENT ADJUSTMENTS. Landlord AND Tenant Agree that the following rent adjustments shall be made with respect to each calendar year of the term, or portion thereof, including the calendar year in which the Term of this Lease begins and the calendar year in which the Term of this Lease terminates, after the Base Year (which Base Year for purposes of this Lease shall be the calendar year ending on December 31, 1993). For purposes of such rent adjustments, Tenant's Proportionate Share is agreed to be 3.410%, calculated by dividing the rentable square feet of the Premises by 3,129,892, being the rentable square feet in the NonRetail Section of the Building (as hereinafter defined).

    For purposes hereof, the "Non-Retail Section" of the Building means the entire Building exclusive of the "Retail Center." The "Retail Center" consists of the first and second floors of the Building, excluding those portions of the first and second floors of the Building occupied by (a) the cores for elevators and stairways and (b) areas utilized by structural columns and all utility lines and other installations required to service other components of the Building, including common loading dock and receiving areas (except those areas specifically set aside for use by tenants in the Retail Center).

    It is expressly understood and agreed that in determining the Ownership Taxes and Operating Expenses with respect to the Non-Retail Section of the Building in accordance with the provisions of this Article 4, Landlord shall make an allocation, in accordance with Exhibit B attached hereto and made a part hereof, between the Non-Retail Section of the Building and the Retail Center of those items which pertain to the entire Building or which are shared or purchased on a Building-wide basis, which allocation shall be made in accordance with a system of accounts and accounting practices applied consistently year to year.

    (A) Tenant shall pay to Landlord as additional rent an amount equal to Tenant's Proportionate Share of the amount by which ownership Taxes (as hereinafter defined) with respect to the Non-Retail Section of the Building paid in any calendar year during the Term after the Base Year exceed Ownership Taxes with respect to the Non-Retail Section of the Building paid in the Base Year. "Ownership Taxes" shall mean all taxes, assessments, impositions and governmental charges of every kind and nature which Landlord shall pay in a calendar year because of or in any way connected with the ownership, leasing, management, and operation of the Building and the Property, subject to the following, and Ownership Taxes with respect to the Non-Retail Section of the Building shall mean all Ownership Taxes other than those Ownership Taxes allocated to the Retail Center:

         (1) the amount of ad valorem real and personal property taxes against Landlord's real and personal property to be included in ownership Taxes shall be the amount shown by the latest available tax bills required to be paid in the calendar year in respect of which Ownership Taxes are being determined. The amount of any tax refunds including any interest thereon shall be deducted from Ownership Taxes in the calendar year they are received by Landlord;

         (2) the amount of special taxes and special assessments to be included shall be limited to the amount of the installments (plus any interest, other than penalty interest, payable thereon) of such special tax or special assessment required to be paid during the calendar year in respect of which ownership Taxes are being determined;

         (3) there shall be excluded from Ownership Taxes all income taxes [except for a specific tax or excise on rents or other income from the Property (or on the value of leases thereon) or a specific gross receipts tax or excise on rents or other income from the Property (or on the value of leases thereon)], excess profit taxes, franchise, capital stock and inheritance or estate taxes, succession, transfer, gift or corporate taxes and personal property replacement taxes (such as the Illinois Personal Property Replacement Tax), and any penalties, fines or interest for late payment or non-payment of taxes, except to the extent that any such tax is in lieu of or in substitution for, in whole or in part, any tax included in Ownership Taxes;

         (4) Ownership Taxes shall also include, in the calendar year paid, all reasonable fees, costs and expenses (including reasonable attorneys' fees) incurred by Landlord in contesting or attempting to reduce or limit any Ownership Taxes, regardless of whether any such reduction or limitation is obtained; provided that if such fees, costs and expenses are paid in one year in respect of Ownership Taxes for more than one year, such fees, costs and expenses (except for any fees for appraisals) shall be reasonably allocated to the years in respect of which the Ownership Taxes were reduced, limited or contested.

    (B)  (i)    Tenant shall also pay to Landlord as additional rent an amount equal to Tenant's Proportionate Share of the amount by which Operating Expenses with respect to the Non-Retail Section of the Building for any calendar year during the Term after the Base Year exceed Operating Expenses with respect to the Non-Retail Section of the Building for the Base Year. Operating Expenses shall mean all expenses, costs and disbursements of every kind and nature paid, incurred, or otherwise arising in respect of a calendar year because of or in any way connected with the ownership, management, maintenance, repair, and operation of the Building and the Property except as hereinafter provided; and Operating Expenses with respect to the Non-Retail Section of the Building shall mean all Operating Expenses other than those allocated to the Retail Center.

         (ii)   There shall be excluded from Operating Expenses:
(1) costs of alterations of tenant spaces; (2) depreciation and amortization except as specifically provided herein; (3) principal and interest payments on mortgages, and financing or refinancing expenses; (4) return on investment; (5) Ownership Taxes described in the preceding paragraph (A) and any other taxes specifically excluded from the above definition of Ownership Taxes; (6) the cost of capital improvements, capital repairs in the nature of capital replacements, and capital equipment, except as provided in clause (iii) below with respect to capital items resulting in a reduction or limitation in Operating Expenses or required to comply with governmental requirements; (7) ground lease or master lease rents or costs in connection therewith; (8) real estate brokers' leasing commissions or compensation and any other expenses incurred in leasing space or procuring tenants; (9) any costs for which Landlord has received reimbursement (other than reimbursements from tenants under operating expense escalation clauses) , whether from insurance or condemnation proceeds; (10) attorneys' fees, costs and disbursements and other expenses incurred in connection with negotiation or enforcement of leases with tenants or prospective tenants of the Building; (11) expenses in connection with any service or other benefits of a type which are not provided to Tenant but which are provided to another tenant or occupant of the Building; (12) overhead and profit increment paid to parents, subsidiaries or affiliates of Landlord or its beneficiary for services on or to the Building to the extent only that the costs of such services exceed the competitive costs of such services were they not so rendered by such parent, subsidiary or affiliate (subject, however, to the proviso in clause (15) below as to management fees)#, (13) any compensation paid to clerks, attendants or other persons in commercial concessions operated by Landlord or Landlord's beneficiary or any affiliate of either; (14) advertising, marketing and promotional expenditures; (15) management fees to the extent such fees exceed similar costs incurred in comparable office buildings in the area; provided, however, that in any event Tenant agrees that there may be included in operating Expenses a management fee, whether paid to an affiliate of Landlord's beneficiary or an unrelated third party, in an amount up to 3% of gross revenues derived from the Building; (16) wages, salaries or other compensation paid to any employees of Landlord or Landlord's beneficiary or management agent above the grade of building manager; (17) the costs of complying with the 0 & M Program (as defined in Article 8) and the costs incurred in connection with the removal, containment or other remediation of any asbestos containing materials in the Building; (18) any costs, fines or penalties incurred due to violations by Landlord of any governmental rule or authority; (19) land trust fees; (20) attorneys' fees and accountants' fees relating to the preparation of the income tax returns of Landlord's beneficiary; (21) attorneys' fees relating to the organization and maintenance of Landlord's beneficiary and not relating to the operation of the Property; (22) any operating costs (not including real estate taxes) directly and primarily incurred in the operation of any parking facility used by, for or in connection with the Property and which are reasonably identifiable, without special record keeping by Landlord, and separable from other operating expenses of the Property; and (23) any insurance deductibles in excess of those customarily maintained by prudent owners of first-class office buildings in downtown Chicago.

         (iii) In the event Landlord makes any capital improvement or any capital repair in the nature of a capital replacement or installs any capital equipment during the Term hereof which (a) results in a reduction or limitation in Operating Expenses, or (b) is required to comply with any governmental rules, regulations or requirements applicable from time to time to the Building or to the Property and enacted or initially enforced with respect to the Building or the Property after the date of execution hereof, the costs thereof, as amortized in each case on a straight-line basis (unless otherwise required by generally accepted accounting principles) over the useful life of the item so capitalized, may be included in Operating Expenses; provided, however, that the amount paid by Tenant for any calendar year or portion thereof which falls within the Term of this Lease on account of a capital item described in clause (a) above shall not exceed the actual reduction in Tenant's Proportionate Share of Operating Expenses with respect to such calendar year or portion thereof by reason of such capital item. If the Building shall not have been fully occupied by tenants at any time during the Base Year or any succeeding calendar year, the Operating Expenses which vary with occupancy for such year may be equitably adjusted to reflect the operating Expenses as though the Building had been fully occupied throughout such year.

    (C)  [Intentionally Deleted]

    (D) In order to provide for current payments on account of increases in Ownership Taxes with respect to the Non-Retail Section of the Building and Operating Expenses with respect to the NonRetail Section of the Building over the Base Year, Tenant agrees, at Landlord's request, to pay on account to Landlord for each calendar year of the Term or portion thereof including the calendar year in which the Commencement Date occurs, Tenant's share of adjustments due for such calendar year or portion thereof, as reasonably estimated by Landlord from time to time, in equal monthly installments, commencing on the first day of the month following the month in which Landlord notifies Tenant of the amount of such estimated rent adjustments or revisions thereto. The installments of reasonably estimated rent adjustments payable for each month of the current calendar year prior to the date of receipt of Landlord's estimate shall be due and payable within thirty (30) days after the receipt of such estimate. If, as finally determined (whether in the succeeding calendar year at the time of delivery of the statement provided for in paragraph (E) hereof, or in the current calendar year when the final amount of any portion of Ownership Taxes becomes known to Landlord), such rent adjustments shall be greater than or less than the aggregate of all installments so paid on account to Landlord prior to receipt of an invoice from Landlord, then Tenant upon receipt of such invoice shall pay to Landlord within ten (10) days immediately following such notification the amount of such underpayment, or, Landlord shall credit Tenant for the amount of such overpayment against rent next coming due until exhausted, as the case may be (or in the event of the expiration of the Term, Landlord shall promptly refund any excess of any such overpayment over any sums due Landlord under this Lease in cash after the expiration of the Term) . It is the intention hereunder to estimate from time to time the amount of increases in Ownership Taxes and Operating Expenses for each calendar year over Ownership Taxes and Operating Expenses for the Base Year and then to finally determine such rent adjustments at the end of such calendar year or as soon thereafter as possible based upon actual increases in Ownership Taxes and operating Expenses for such calendar year.

    (E) Landlord agrees to keep books and records showing the ownership Taxes and Operating Expenses in accordance with a system of accounts and generally accepted accounting principles consistently maintained on a year-to-year basis in compliance with such provisions of this Lease as may affect such accounts. Landlord shall deliver to Tenant after the close of each calendar year (including the calendar year in which this Lease begins and the calendar year in which this Lease terminates), a statement certified by an officer of Landlord's agent substantially in the form of the sample statement attached hereto and made a part hereof as Exhibit C. Failure or delay in delivering any such statement or accompanying invoice, or failure or delay in computing the rent adjustments pursuant to this Article 4, shall not be deemed a waiver by Landlord of its right to deliver such items nor shall any such failure or delay be deemed a release of Tenant's obligations with respect to any such statement or invoice, or constitute a default hereunder. The statement delivered by Landlord to Tenant pursuant to this Paragraph (E) shall be final, conclusive and binding on Landlord and Tenant ' subject, however, to the provisions of Paragraph (G) below. All rent adjustments payable hereunder shall be made without any deductions or set-offs whatsoever.

    (F) The obligations of Landlord and Tenant with respect to the payment, credit or refund of Base Rent and rent adjustments due hereunder shall survive the expiration or termination of this Lease. Any payment, refund, or credit made pursuant to this Article shall be made without prejudice to any right of Tenant to dispute, or of Landlord to correct, any items as billed pursuant to the provisions hereof. In the event that the Term of this Lease shall have been in effect for less than the full calendar year immediately preceding Tenant's receipt of the invoices provided for in paragraphs (D) and (E) hereof or if the Term shall end on a day other than the last day of a calendar year, the rent adjustment shall be pro rata on a per them basis. In no event shall any rent adjustment result in a decrease in the Base Rent payable from time to time hereunder.

    (G) In the event that Tenant disputes the accuracy of the statement, or the information therein contained, furnished by Landlord to Tenant pursuant to Paragraph (E) above, Tenant may require upon delivering notice in writing within one hundred twenty

(120) days after submission of such statement that Ownership Taxes and Operating Expenses and the allocation thereof between the Retail Center and the Non-Retail Section be audited by an independent, nationally-recognized public accounting firm selected by Tenant and satisfactory to Landlord, at Tenant's expense, except as hereinafter provided. If as finally determined Tenant's Proportionate Share of actual Operating Expenses and Ownership Taxes for any calendar year is ninety-seven percent (97%) or less of Tenant's Proportionate Share of Operating Expenses and ownership Taxes as shown in the statement furnished by Landlord to Tenant pursuant to Paragraph (E) , Landlord shall pay the reasonable costs and expenses incurred by Tenant in engaging such public accounting firm to render such statement (which costs and expenses as so incurred by Landlord shall not for purposes of this Lease be includable in Operating Expenses for any calendar year of the Term) and if it is finally determined that Tenant has overpaid for Tenant's Proportionate Share of Operating Expenses or Ownership Taxes as a result of an error by Landlord, Landlord shall credit to Tenant the amount of such overpayment in the manner provided above in Paragraph (D) ; provided, further, that if as finally determined Tenant's Proportionate Share of actual operating Expenses or actual Ownership Taxes for any calendar year is greater than Tenant's Proportionate Share of Operating Expenses or ownership Taxes as shown in such statement furnished by Landlord to Tenant, Landlord in such instance reserves the right to issue to Tenant an amended invoice adjusting the amount of Tenant's Proportionate Share payable by Tenant to Landlord for such year. The statement rendered by such public accounting firm shall be final, binding and conclusive upon Landlord and Tenant.

    (H) In the event Tenant selects such firm of nationallyrecognized certified public accountants to examine Landlord's books and records for any calendar year, such firm shall promptly conduct such examination in accordance with generally accepted accounting principles consistently applied and, as soon as practicable, render to Landlord and Tenant a report stating such accountants' determination of the Operating Expense and Ownership Tax increase or decrease for such year over the Base Year and, if such determination is inconsistent with Landlord's statement of Operating Expense or Ownership Tax increase furnished to Tenant by Landlord, a reasonably-detailed basis for the determination and explanation of each discrepancy.

    Such accountants engaged by Tenant may inspect, audit, review, copy and examine (and Landlord agrees to make the same available for such purposes) in Chicago, Illinois only such of Landlord's books and records as are directly related to the preparation of Landlord's statement of Operating Expense and ownership Tax increase, and such accountants engaged by Tenant may examine none of Landlord's books and records with respect to any property other than the Property, except to the extent Landlord has elected to include in Operating Expenses an allocable portion of costs related to another property, in which case such accountants shall also have access to the books and records of such other property as are directly related to such costs.

    Landlord shall not be obligated to permit any individual to examine Landlord's books and records unless such individual and such individual's employer first execute and deliver to Landlord a written acknowledgement affirming that (i) such individual's examinations of Landlord's books and records shall be strictly confidential, and (ii) the results thereof and information derived therefrom or obtained in the course thereof shall not be (a) disclosed by such parties to any person other than such individual's direct supervisor and Tenant's employees who have a position within Tenant requiring them to know such information and other individuals to whom disclosure is required by law or governmental rule or regulation, or (b) used by such parties for any purpose other than in preparing the report to be rendered to Landlord and Tenant; provided, however, such results and information from the accountant's examination may be used by Landlord and Tenant in enforcing their respective rights and obligations hereunder.

    Tenant hereby covenants and agrees with Landlord that any examination of any information relating to Operating Expenses or ownership Taxes furnished by Landlord to Tenant and any examination of Landlord's books and records by Tenant, its employees or agents shall be confidential in accordance with the provisions of this Paragraph (H) and the results of such examinations and information derived therefrom or obtained in the course thereof shall not be disclosed to anyone or used for any purpose other than as permitted pursuant to this Article 4.

    5. CONDITION OF PREMISES. Tenant's entry into possession of all or any part of the Premises at the commencement of the Term shall be conclusive evidence as against Tenant that such part of the Premises was in good order and satisfactory condition when Tenant took possession, except for (a) any latent defects in the structure of the Building (including the exterior of the Building and exterior windows of the Building), or (b) any latent defects in the electrical, plumbing, RVAC or other common systems of the Building, excluding items of damage caused by Tenant, its agents, contractors and suppliers, or (c) any incomplete Shell and Core Work which shall be identified by Landlord and Tenant prior to Tenant's entering into possession of the Premises for the purpose of conducting its business therein. Tenant acknowledges that no promise of Landlord or its agents to alter, remodel or improve the Premises or the Building and no representation respecting the condition of the Premises or the Building have been made by Landlord or its agents to Tenant other than as may be contained herein.

    6.   POSSESSION.

    A. In the event that possession of the Premises shall not be delivered to Tenant on the date above fixed for the commencement of the Term, this Lease shall nevertheless continue in full force and effect, and no liability shall arise against Landlord out of any such delay beyond the abatement of rent as provided in Article 36 and any remedies or rights provided Tenant in Article 36(B)(5).

    B. Tenant shall have the right from time to time to enter into possession of all or any part of the Premises prior to the Commencement Date for the purpose of conducting its business therein. All of the covenants and conditions of this Lease (including, without limitation, Landlord's provision of services as described in Article 9 hereof) shall be binding upon the parties hereto in respect of such pre-Term possession the same as if the first day of the Term had been fixed as of the date when Tenant entered such possession, except that Tenant shall not be obligated to pay any Base Rent or any rent adjustments pursuant to Article 4 hereof for the period prior to the Commencement Date, but Tenant shall be responsible for the payment of electricity pursuant to Article 9(C) from and after the date that Tenant so enters into possession.

    7. REPAIRS. Tenant will, at its own expense and subject to the provisions of Article 8 of this Lease, keep the "Tenant Responsible Premises" (as defined below in this Article 7) in good repair and tenantable condition, subject to Force Majeure, at all times during the Term of this Lease, and Tenant shall promptly and adequately repair all damages to the Tenant Responsible Premises (except for reasonable wear and tear and as otherwise provided in Article 25 of this Lease) and replace or repair all damaged or broken interior glass (including any glass demising walls and signs thereon), fixtures and appurtenances, under the direct supervision and with the approval of Landlord, and within any reasonable period of time specified by Landlord. If Tenant does not do so, after written notice from Landlord, Landlord may, but need not, make such repairs or replacements and the amount paid by Landlord for such repairs and replacements (including Landlord's overhead and profit and the cost of general conditions at Landlord's then published rates) shall be deemed additional rent reserved under this Lease due and payable within thirty (30) days after delivery of a bill therefor by Landlord. Landlord may, but shall not be required so to do, enter the Premises at all reasonable times to make such repairs or alterations, improvements and additions, including but not limited to ducts and all other facilities for air conditioning service, as Landlord shall desire or deem necessary for the safety, preservation or improvement of the Premises or the Building or any equipment located in the Building, or as Landlord may be required to do by the City of Chicago or by the order or decree of any court or by any other governmental authority, provided that Landlord gives Tenant prior notice (except in cases of an emergency) of any such repairs, alterations, improvements and additions in the Premises, and (except in cases of an emergency) so long as the performance of such work during ordinary business hours does not interfere with Tenant's ability to conduct its business in the Premises.

    In the event Landlord or its agents or contractors shall elect or be required to make repairs, alterations, improvements or additions to the Premises or the Building or any equipment located in the Building, Landlord shall be allowed to take into and upon the Premises all material that may be required to make such repairs, alterations, improvements or additions and, during the continuance of any of said work, to temporarily close doors, entryways, public space and corridors in the Building and to interrupt or temporarily suspend Building services and facilities without being deemed or held guilty of eviction of Tenant or for damages to Tenant's property, business or person, and the rent reserved herein shall in no way abate while said repairs, alterations, improvements or additions are being made (except as otherwise expressly provided in Article 9 below), and Tenant shall not be entitled to maintain any set-off or counterclaim for damages of any kind against Landlord by reason thereof. Landlord may, at its option, make all repairs, alterations, improvements and additions in and about the Building and the Premises during ordinary business hours, so long as (except in case of an emergency) the performance of such work during ordinary business hours does not interfere (other than in a de minimis way) with Tenant's access to the Premises or Tenant's ability to conduct its business in the Premises, and if such work during ordinary business hours is not of an emergency nature and does not interfere (other than in a de minimis way) with Tenant's access to the Premises or Tenant's ability to conduct its business in the Premises and Tenant nonetheless desires to have the same done during any other hours Tenant shall pay for all overtime and additional expenses resulting therefrom.

    As used herein, "Tenant Responsible Premises" shall mean all alterations, additions and improvements in and to the Premises at any time or from time to time existing, whether constructed by Landlord or Tenant, including but not limited to all items of work constructed in the Premises in preparation for Tenant's initial occupancy thereof, but excluding all "Building Systems" (as defined below in this Article 7).

    Subject to Force Majeure events, Landlord shall keep in good order and repair (and the cost thereof may be included in operating Expenses, except as otherwise provided in Subparagraph B(ii) of Article 4 hereof) the following items ("Building Systems") : (i) the structural components and common areas of the Building serving the Premises; (ii) the mechanical, electrical, plumbing, heating, ventilation, and air cooling systems serving the Premises; (iii) HVAC ducts in the Premises, but excluding variable air volume (VAV) boxes, reheats, in-duct fans and other equipment and devices in or attached to the ducts; and (iv) the Building sprinkler system serving the Premises, including piping up to the Premises but excluding any piping and apparatus within the Premises.

    Any liability of Tenant or Landlord for the performance of their respective obligations under this Article 7 shall be subject to the provisions of Articles 11 and 25 hereof.

    8. ALTERATIONS. Tenant shall not, without the prior written consent of Landlord in each instance obtained, make any repairs, replacements, alterations, improvements or additions (collectively "Improvements") to the Premises, the performance of which affects the Building structure, Building Systems, common areas or other tenants' premises. Tenant shall give Landlord reasonable prior notice of all Improvements during the Term whether or not Landlord's consent thereto is required. To the extent Landlord's consent is required for any Improvements, such consent shall not be unreasonably withheld or delayed, but such consent may be conditioned upon such requirements regarding such Improvements as Landlord deems appropriate, including without limitation, the submission of detailed plans and specifications, and such Improvements to the extent they affect the Building structure, Building systems or common areas shall be of a quality equal to or better than the standards of the Building Systems. At the time that Landlord gives its consent to any such Improvements, Landlord must designate any items which Landlord reserves the right to require Tenant to remove upon the expiration of the Term or upon any termination of this Lease or Tenant's right to possession hereunder. Neither approval of any plans and specifications nor supervision of any Improvements by Landlord or its agents shall constitute a representation or warranty by Landlord or its agents that such plans or wbrk either (i) are complete or suitable for their intended purpose, or (ii) comply with applicable laws, ordinances, codes and regulations, it being expressly agreed by Tenant that Landlord assumes no responsibility or liability whatsoever to Tenant or to any other person or entity for such completeness, suitability or compliance. All such Improvements shall be done at Tenant's expense by employees or agents of Landlord or contractors hired by Landlord except to the extent Landlord gives its prior written consent to Tenant hiring its own contractors (which contractors must be reputable and financially responsible, maintain proper insurance and preserve labor harmony), and, in either event, Tenant shall pay to Landlord or its agent a charge for supervision, general conditions, overhead, Landlord's profit and other costs and expenses incurred by Landlord in connection with such work, as established by Landlord from time to time. The billing for such employees' time and general conditions shall be based upon the rates set forth in Exhibit "F" attached hereto and made a part hereof, as the same may be reasonably adjusted by Landlord from time to time.

    In the event that Tenant uses its own contractors for the Improvements Landlord may, without limitation, require Tenant to:

(a) comply with such construction standards or procedures as may be applicable from time to time for construction activities in the Building; (b) give assurances reasonably satisfactory to Landlord that the construction of such Improvements will not jeopardize labor harmony; (c) submit satisfactory insurance certificates; (d) obtain all necessary permits; (e) furnish satisfactory security for the payment of all costs to be incurred in connection with the Improvements; and (f) upon completing any such Improvements, furnish Landlord with contractors' affidavits and full and final waivers of lien and receipted bills covering all labor and material expended and used and furnish Landlord with final construction drawings (marked up as constructed) for any such Improvements.

    There are some asbestos-containing materials ("ACM") in some areas of the Building. Landlord has adopted and implemented an abatement and operations and maintenance program ("O & M Program"), a copy of which is available for review by Tenant, which sets forth certain procedures to be followed in connection with any Improvements to be made in the Building, in order to prevent disturbance to any ACM that may be encountered. Tenant acknowledges, and hereby expressly agrees to cause its agents, employees and contractors to comply at all times with the O & M Program (as amended from time to time; provided, however, no such amendment shall impose upon Tenant the obligation to remove, contain or otherwise remediate any ACM in the Building, except to the extent such ACM is placed in the Premises by Tenant's employees, agents, contractors, invitees or anyone claiming through Tenant ). Landlord has delivered to Tenant a summary of the 0 & M Program in effect as of the date hereof setting forth the requirements which are necessary for Tenant's compliance with the O & M Program, and Landlord agrees to deliver to Tenant written notice of any amendments made from 1:ime to time to the 0 & M Program affecting Tenant or its operations; provided that the delivery of such summary and such notices of amendments shall not relieve Tenant of its responsibility to comply and to cause its agents, employees and contractors to comply with the full provisions of the O & M Program. Tenant shall not be responsible for any failure by it or its contractors to comply with any amendment to the O & M Program of which Landlord has not delivered written notice to Tenant. Landlord, at its expense, shall remove, contain or otherwise remediate any ACM (except to the extent such ACM is placed in the Premises by Tenant or by Tenant's employees, agents, contractors, invitees or anyone claiming through Tenant) in accordance with the O & M Program and applicable governmental requirements.

    Landlord and Tenant acknowledge that the Americans With Disabilities Act of 1990 (42 U.S.C. Section 12101 ET SEQ.) and regulations and guidelines promulgated thereunder, as all of the same may be amended and supplemented from time to time (collectively "ADA") , establish requirements for business operations, accessibility and barrier removal, and that such requirements may or may not apply to the Premises and the Building depending on, among other things, whether: (1) Tenant's business is deemed a "public accommodation" or "commercial facility", (2) such requirements are "readily achievable", and (3) a given alteration affects a "primary function area" or triggers "path of travel" requirements. The parties hereby agree that
(a) Landlord shall be responsible for ADA Title III compliance in the common areas of the Building, except as provided below, (b) Tenant shall be responsible for ADA Title III compliance in the Premises, including direct access into the Premises and any leasehold improvements or other work to be performed in the Premises under or in connection with this Lease, and (c) Landlord may perform, or require that Tenant perform, and Tenant shall be responsible for the cost of, ADA Title III "path of travel" requirements triggered by alterations in the Premises other than the Shell and Core Work and the Tenant's Work to be performed in connection with Tenant's initial occupancy of the Premises. Tenant shall be solely responsible for requirements under Title I of the ADA relating to Tenant's employees.

    All Improvements shall comply with all insurance requirements and with all applicable governmental laws, requirements, codes, ordinances and regulations. All Improvements shall be constructed in a good and workmanlike manner and only good grades of material shall be used. Except for the negligence or wilful misconduct of Landlord, its beneficiary or their respective agents, Tenant shall protect, defend, indemnify and hold Landlord, the Building and the Property, Landlord's beneficiaries, and their respective officers, directors, beneficiaries, partners, agents and employees harmless from any and all liabilities of every kind and description which may arise out of or in connection with such Improvements.

    All Improvements made by Landlord or Tenant in or upon the Premises whether temporary or permanent in character, including but not limited to wall coverings, carpeting and other floor covering, lighting installations, built-in or attached shelving, cabinetry, and mirrors, shall become Landlord's property and shall remain upon the Premises at the termination of this Lease by lapse of time or otherwise without compensation to Tenant (excepting only Tenant's movable office furniture, movable partitions, trade fixtures (other than permanently attached or installed lighting equipment or track lighting), and office equipment]; provided, however, that Landlord shall have the right to require Tenant to remove at Tenant's sole cost and expense in accordance with the provisions of Article 16 of this Lease such Improvements which are so identified by Landlord at the time of its approval of the Plans pursuant to
Article 36; any and all hazardous materials installed or placed in the Premises by Tenant; any equipment installed by Tenant on the roof of the Building or elsewhere outside the Premises, and any cabling and wiring and other facilities located outside the Premises and serving or intended to serve the Premises; and any items which Landlord previously designated for possible removal, at the time Landlord granted its consent to such Improvements, as provided above in this Article S. Except as otherwise expressly provided in this Article 8, Tenant shall have no obligation to remove any Improvements upon termination of the Term hereof.

    All cabling, wiring and equipment installed at any time by or on behalf of Tenant outside of the Premises on the Property, whether as part of the initial Tenant's Work or otherwise (which installation shall in all cases be subject to Landlord's consent in its absolute discretion), shall be operated and maintained at Tenant's sole cost and expense in a manner which does not disturb improvements on the Property or the operation thereof or interfere with the operations of, or services provided to, tenants in the Building. Any such installation, operation, and maintenance shall be in accordance with any reasonable rules and regulations established by the Landlord from time to time, shall be at Tenant's sole risk, and shall be subject to the Tenant insurance requirements of Article 25 hereof and the provisions of Article 11 hereof. All such cabling, wiring and equipment shall be appropriately identified by color code, identification plate and/or other means reasonably specified by Landlord at the time of installation if initially installed by Tenant, and Tenant shall provide Landlord with plans and drawings locating and identifying such items in such detail as may be reasonably requested by Landlord.

    From time to time as reasonably required by Tenant during the Term of this Lease, Landlord shall, in accordance with prudent building operations, make available to Tenant for Tenant's reasonable wiring and cabling needs relating to the conduct of its business operations in the Premises a reasonable amount of any then available vertical shaft or riser space within the common areas of the Building. All costs and expenses incurred to make any such shaft or riser space available and usable shall be the responsibility of Tenant, and Tenant shall promptly reimburse Landlord for any such costs and expenses advanced by Landlord.

    9. SERVICES. Landlord shall provide the following services on all days during the Term of this Lease excepting Sundays and holidays (which holidays are New Year's Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day), unless otherwise stated:

         (A) Adequate elevator service will be furnished daily consistent with current Building practices and adequate freight elevator service in common with other tenants of the Building will also be furnished.

         (B) Conditioned air for heating, ventilating and cooling when necessary for normal comfort in the Premises as further specified in Exhibit "E" attached hereto and made a part hereof will be provided from 8:00 A.M. to 6:00 P.M. Monday through Friday, and 9:00 A.M. and 1:00 P.M. Saturday. Whenever heat-generating machines, equipment or lighting fixtures installed by Tenant affect the temperature otherwise maintained by Landlord in the Premises, or whenever the electrical load in the Premises exceeds the designated electrical load specif ied in Exhibit "E", Landlord shall be relieved of responsibility for maintaining air conditioning in the Premises in accordance with the specifications set forth in such Exhibit "E", and in such event Landlord shall continue to supply air conditioning in the Premises in a manner that would be adequate to satisfy the specifications set forth in Exhibit "E" in the absence of such heat-generating machines and such excess electrical load, and Landlord further reserves the right at its option to (1) require Tenant to discontinue use of such excessive electrical load, or (2) install supplementary air conditioning units in the Premises, the cost, installation, operation and maintenance of which shall be paid by Tenant to Landlord at such rates as Landlord charges from time to time in the Building. Tenant agrees that at all times it will cooperate with Landlord and abide by all regulations and requirements which Landlord may reasonably prescribe for the proper functioning of the ventilating and air conditioning systems.

    Landlord agrees that it shall make available to Tenant after hours HVAC service at the expense of Tenant at times other than those identified above in this Paragraph (B), provided that if Tenant desires any such service on Mondays through Fridays (holidays described above excepted), it shall request such service from Landlord on or before 4:00 p.m. on the day for which such service is requested, and in the event Tenant desires such service on Saturdays or Sundays or holidays (as described above), it shall request such service from Landlord no later than 4:00 p.m. on Friday (for service on Saturday or Sunday) and by 4:00 p.m. on the day preceding any holiday (in the case of any such service requested for a holiday). Tenant shall pay for all such after hours HVAC services at Landlord's published rates in effect in the Building from time to time (the published rates currently in effect being $85/hour per fan for water chilled air and $65/hour per fan for circulating air). Tenant may request such after-hours HVAC service by zone (determined by the respective areas served by separate fan rooms); and if another tenant has also specifically requested such after-hours service in the same zone during the same time period as requested by Tenant, Landlord shall reasonably allocate the charge for such service between Tenant and such other tenants so requesting such service.

         (C) Electricity will be furnished by Landlord so long as Landlord shall furnish electric current for light or power to all tenants of the Building during the Term of this Lease. Tenant agrees to purchase such electric current from Landlord only, and to pay Landlord for such electric current consumed (measured by a meter or meters installed by Landlord) at the charges from time to time customary in the Building. The charges shall be based upon the amount of current consumed and also the maximum demand of Tenant, both measured and computed in the manner from time to time customary in the Building. Notwithstanding the foregoing, the total charges shall not exceed the total charges which Commonwealth Edison Company (or the then current supplier of electricity to the Building) would charge Tenant as a commercial office user in downtown Chicago having the same level of demand for electricity if Tenant purchased electricity directly from Commonwealth Edison Company (or the then current supplier of electricity to the Building). Landlord, upon giving Tenant not less than thirty (30) days' prior written notice, may discontinue supplying electric current to Tenant upon connecting the Premises with another source of supply of electric current so as not to interrupt the furnishing of electricity to the Premises. Tenant shall not install or operate any electrical equipment or fixtures that exceed the designated electrical load for the Premises specified in Exhibit "El".

         (D) Janitorial services, as specified on Exhibit "D" attached hereto and made a part hereof, shall be provided at the sole cost and expense of Landlord, except that commencing on January 1, 1994, all increases in the costs of providing such janitorial services to Tenant in any calendar year in excess of Landlord's annualized cost per rentable square foot of providing such services to Tenant in calendar year 1993 (or, if such services are not actually provided to Tenant in 1993, then the annualized cost per rentable square foot for such services as negotiated by Landlord with a cleaning contractor prepared to provide such services in 1993) shall be paid by Tenant on an estimated basis in monthly installments subject to final year-end adjustment in the same manner as provided for the payment of Operating Expense adjustments in Article 4 hereof. Tenant may from time to time procure directly from Landlord's cleaning contractor at Tenant's expense such additional cleaning services as are desired by Tenant.

         (E) Lobby Building directory identification of a reasonable number of listings for Tenant, its departments and key employees.

         (F) Additional services may be provided on terms and conditions as may be mutually agreed upon by Landlord and Tenant. Subject to Force Majeure, Tenant and its employees and invitees shall have access to the Premises twenty-four (24) hours a day, seven (7) days a week, fifty-two (52) weeks a year. At times other than normal business hours (i.e. 8 A.M. to 6 P.M. Monday through Friday) access shall be available through limited entrances and subject to regulations and procedures in place in the Building from time to time, including the furnishing of proper employee identification or authorization and the registering of a person's name, room number and time of entry and departure in a register furnished by Landlord and placed in the lobby of the Building.

    Tenant shall apply to the applicable utility company or municipality for gas, telephone and all other utility services, other than those provided by Landlord, required by Tenant for use in the Premises in accordance with Article 2 hereof and, subject to Article 8 hereof, Tenant shall be responsible for the connection and installation of same.

    All charges for any services shall be deemed rent reserved under this Lease and shall be due and payable at the same time as the installment of rent with which they are billed, or, if billed separately, shall be due and payable within thirty (30) days after such billing. In the event Tenant shall be in default in the payment of Base Rent or rent adjustments or shall fail to make payment for any services not included in Base Rent, Landlord may, in addition to all other remedies which Landlord may have for the non-payment of rent and without notice to Tenant, discontinue any or all services not included in Base Rent, and such discontinuance shall not be held or pleaded as an eviction or as a disturbance in any manner whatsoever of Tenant's possession, or relieve Tenant from the payment of rent when due, or vary or change any other provision of this Lease or render Landlord liable for damages of any kind whatsoever; provided, however:
(i) Landlord shall not discontinue the furnishing of electricity except as permitted by law, and (ii) during the pendency of any good faith dispute by Tenant (but for not more than 60 days) as to the charges for any additional service, Landlord shall continue to provide such service so long as Tenant is not otherwise in monetary default under the terms hereof and Tenant pays the charges for such service to the extent (or up to the amount) that such charges are not reasonably subject to dispute.

    Tenant agrees that, to the extent permitted by law, neither Landlord nor its beneficiaries nor any of their respective agents, partners or employees, shall be liable to Tenant, or any of Tenant's employees, agents, customers or invitees or anyone claiming through, by or under Tenant, for any damages, injuries, losses, expenses, claims or causes of action, because of any interruption, diminution, delay or discontinuance at any time in the furnishing of any of the above services (including access to the Premises as described above in this Article 9) or operating, maintaining, repairing or supervising the Property when such interruption, diminution, delay or discontinuance is occasioned, in whole or in part, by repairs, renewals, improvements or additions, by any strike, lockout or other labor trouble, by inability to secure gas, electricity, water or other fuel at the Building, by any accident or casualty whatsoever, by act or default of Tenant or other parties, or by any other cause beyond Landlord's reasonable control; nor shall any such interruption, diminution, delay or discontinuance be deemed an eviction or disturbance of Tenant's use or possession of the Premises or any part thereof; nor shall any such interruption, diminution, delay or discontinuance relieve Tenant from full performance of Tenant's obligations under this Lease, except as otherwise expressly provided herein. Notwithstanding the foregoing, in the event that any interruption or discontinuance of services (including access to the Premises as described above) required to be provided pursuant to this
Article 9 which was within the reasonable control of Landlord to prevent continues beyond three (3) consecutive days after written notice to Landlord and materially and adversely affects Tenant's ability to conduct business in the Premises, and on account of such interruption or discontinuance Tenant ceases doing business in the Premises, Rent shall abate thereafter and for so long as Tenant remains unable to conduct its business in the Premises. Landlord agrees to use reasonable efforts to restore such interrupted or discontinued service as soon as reasonably practicable.

    Subject to Landlord's reasonable right to access to the Premises as set forth in this Lease, Landlord agrees that Tenant at its sole cost and expense may control access to the Premises from time to time by installing a magnetic key card or other security system therein, so long as any such installation complies in full with all applicable governmental codes, rules, regulations and requirements and so long as Tenant delivers to Landlord for use by Landlord's security personnel or in the event of any emergency, fire or other casualty at least two (2) cards or other devices which permit such access to the Premises.

    Tenant, at its option and its cost and expense, may integrate its alarm system into the Building's system so long as such installation complies in full with all governmental codes, rules, regulations and requirements and does not adversely affect the operation of the Building's system.

    10. COVENANT AGAINST LIENS. Tenant agrees to pay when due for any work done or materials furnished by or on behalf of Tenant in or about the Premises or to all or any part of the Property and nothing in this Lease contained shall authorize or empower Tenant to do any act which shall in any way encumber the title of Landlord in and to the Premises or to the Property, nor shall the interest or estate of Landlord therein be in any way subject to any claims by way of lien or encumbrance whether claimed by operation of law or by virtue of any express or implied contract of Tenant, and any claim to a lien upon the Premises or the Property arising from any act or omission of Tenant shall accrue only against Tenant and shall in all respects be subordinate to the title and rights of Landlord to the Premises and the Property. Tenant covenants and agrees not to suffer or permit any lien or encumbrance to be placed against the Premises, the Building or the Property with respect to work or services claimed to have been performed for or materials claimed to have been furnished to Tenant or the Premises at the request of Tenant and, in case of any such lien or encumbrance attaching, or claim thereof being asserted, Tenant agrees to cause it to be immediately released and removed of record, or to provide security as hereinafter provided. If Tenant has not removed any such lien or encumbrance or provided Landlord with a title indemnity bond or such other security as is reasonably satisfactory to Landlord within thirty (30) days after notice to Tenant by Landlord, such failure shall constitute a default hereunder and, in addition to all other remedies available herein, Landlord may, but shall not be obligated to, pay the amount necessary to remove the lien or encumbrance, without being responsible for making any investigation as to the validity thereof, and the amount so paid together with all costs and expenses, including reasonable attorneys' fees, incurred in connection therewith shall be deemed additional rent reserved under this Lease due and payable forthwith.

    Tenant covenants and agrees that it shall not voluntarily grant, permit or create any security interest in or pledge of any interest of Tenant in the Premises, any Improvements or fixtures attached to or forming part of the Premises, or any furniture, fixtures or equipment which Tenant acquires or causes to be acquired with any portion of Landlord's Contribution (as defined in Article 35) or pursuant to the Operating Lease (as defined in Article 40).

    11. WAIVER OF CLAIMS. Subject to the provisions of Article 25 hereof, and except as otherwise expressly provided in this Article 11, Tenant agrees that Landlord, Landlord's beneficiaries and their respective officers, directors, beneficiaries, partners, agents, and employees shall not be liable to Tenant for (subject, however, to the provisions of Article 9 as to the abatement of rent for interruption of services) any direct or consequential damage (including, without limitation, damages claimed for actual or constructive eviction) either to person or property sustained by Tenant or any other person, due to the Building, the Property, or any part thereof or any appurtenances thereof becoming out of repair, or due to the happening of any accident in or about the Building or the Property, or due to any act or neglect of any tenant or occupant of the Building or the Property, or any other person, except to the extent that any such damage is caused by the negligence or intentional acts of Landlord, its beneficiaries or their respective agents, contractors, servants or employees. The foregoing provision, subject in all events to the provisions of
Article 25 as stated above, shall apply particularly (but not exclusively) to damage caused by fire, explosion, water, snow, frost, steam, sewerage, illuminating gas, sewer gas or odors, or by the bursting or leaking of pipes, plumbing fixtures, or sprinkler system. Tenant further agrees that all personal property upon the Premises or brought or caused to be brought within the Building by Tenant shall be at the risk of Tenant and that Landlord shall not be liable for any damage thereto or any theft thereof, except to the extent caused by the negligence or intentional acts of Landlord, its beneficiaries or their respective agents, contractors, servants or employees, subject in all events, however, to the provisions of Article 25. Subject to the provisions of Article 25 hereof, and except for the negligence or intentional acts of Landlord, its beneficiaries or their respective agents, contractors, servants or employees, Tenant shall protect, indemnify, defend and save Landlord, its beneficiaries and their respective officers, directors, agents, beneficiaries, partners, and employees harmless from and against any and all liabilities, damages, costs, claims, obligations and expenses (a) arising out of or in connection with Tenant's use or occupancy of the Premises and relating to any third party claim or (b) arising from any wrongful act or negligence of Tenant or its agents, contractors, servants or employees.

    Subject to the provisions of Articles 9 and 25 hereof, and except for the negligence or intentional acts of Tenant, its agents, contractors, servants or employees, Landlord shall protect, indemnify defend and save Tenant, its officers, directors, agents, beneficiaries, partners and employees harmless from and against any and all liabilities, damages, costs, claims, obligations and expenses (a) arising out of (and to the extent caused by) any wrongful act or negligence of Landlord, its beneficiaries or their respective agents, contractors, servants or employees or (b) arising out of or in connection with Landlord's operation of the Building or Landlord's activities in or about the Building or the Property and relating to any third party claim for injury to person occurring in or about the Building or the Property other than the Premises and not caused by the act of Tenant, its officers, directors, agents, beneficiaries, partners or employees.

    12. ASSIGNMENT AND SUBLETTING. Tenant shall not, without the prior written consent of Landlord, (a) assign, convey, mortgage, pledge or otherwise transfer this Lease, or any part thereof, or any interest hereunder; (b) permit any assignment of this Lease, or any part thereof, by operation of law; (c) sublet the Premises or any part thereof; or (d) permit the use of the Premises, or any part thereof, by any parties other than Tenant, its agents and employees.

    Tenant shall, by notice in writing, advise Landlord of its desire from, on and after a stated date (which shall not be less than thirty (30) days after the date of Tenant's notice), to assign this Lease, or any part thereof, or to sublet any part or all of the Premises for the balance or any part of the Term. Tenant's notice shall: state the name and address of the proposed assignee or subtenant; provide financial information in reasonable detail concerning the proposed assignee or subtenant (subject to Tenant's obligation to provide such additional information concerning the financial condition of the proposed assignee or subtenant as may be reasonably requested by Landlord); designate the space to be assigned or sublet; and specify all the material terms of the proposed assignment or sublease (whether contained in such assignment or sublease or in separate agreements) and state the consideration therefor and the financial aspects thereof.

    In the event Tenant delivers such notice, and if Tenant is not in default under the terms of this Lease, Landlord will not unreasonably withhold its consent to Tenant's assignment of the Lease or subletting such space to the party identified in Tenant's notice and upon the terms set forth in Tenant's notice; and Landlord agrees to notify Tenant of Landlord's grant or denial of its consent to such assignment or subletting within twenty (20) days after receipt of such notice from Tenant; provided, however, that in the event Landlord consents to any such assignment or subletting, and as a condition thereto, Tenant shall pay to Landlord fifty per cent (50%) of all profit derived by Tenant from such assignment or subletting. For purposes of the foregoing, profit shall be deemed to include, but shall not be limited to, the amount paid or payable to Tenant or any other party to effect or to induce Tenant or any third party to enter into any such transaction, and the amount of all rent and other consideration of whatever nature payable by such assignee or sublessee or a third party in excess of the Base Rent and rent adjustments payable by Tenant under this Lease, after deducting therefrom Tenant's reasonable expenses incurred in connection with such sublease or assignment, including advertising expenses, brokerage commissions, rent concessions, tenant improvement allowances, other financial concessions, and legal fees. If a part of the consideration for such assignment or subletting shall be payable other than in cash, the payment to Landlord of its share of such non-cash consideration shall be in such form as is satisfactory to Landlord. At the request of Landlord, Tenant shall require, and so provide in the sublease or instrument of assignment, that any subtenant or assignee of Tenant make all payments of rent and other consideration in respect of such sublease or assignment directly to Landlord (and such direction shall not be changed except with the written consent of Landlord), and Landlord shall allocate and apply such funds to Tenant's obligations under this Lease in accordance with the terms hereof.

    Tenant shall and hereby agrees that it will furnish to Landlord upon request from Landlord a complete statement, certified by the chief financial officer of Tenant, setting forth in detail the computation of all profit derived and to be derived from such assignment or subletting, such computation to be made in accordance with generally accepted accounting principles. Tenant agrees that Landlord or its authorized representatives shall be given access at all reasonable times to the books, records and papers of Tenant relating to revenue, expenses and the computation of profit with respect to any such assignment or subletting, and Landlord shall have the right to make copies thereof. The percentage of profit due Landlord hereunder shall be paid to Landlord within thirty (30) days of receipt of each payment of profit made from time to time by such assignee or sublessee to Tenant.

    For purposes of the foregoing, (a) if Tenant is a partnership, any change in the partners of Tenant resulting in a change in the control of such partnership, or (b) if Tenant is a corporation the voting stock of which is not listed on a nationally recognized security exchange or the National Association for Securities Dealers Automated Quotations (NASDAQ) or its equivalent, any transfer of any or all of the shares of stock of Tenant by sale, assignment, operation of law or otherwise resulting in a change in the present control of such corporation, or (c) the transfer of all or substantially all of the assets of Tenant, shall be deemed to be an assignment within the meaning of this Article 12. Notwithstanding the foregoing, clause (b) of this grammatical paragraph shall not prohibit or restrict (1) any issuance of capital shares to the public by Tenant, (2) any transfer of capital shares of Tenant by gift, inheritance, sale or otherwise by any individual shareholder to such shareholder's spouse or descendants or trusts for such spouse or descendants, (3) any transfer or sale of capital shares of Tenant to employees of Tenant for a business related purpose, or (4) the sale or transfer of all or substantially all of the stock of Tenant to an entity that continues after such transaction to conduct substantially the same business operations in the Premises as previously conducted by Tenant; provided that with respect to any transfer described in clause (1), (3) or (4), the net worth of Tenant, after giving effect to such transaction, shall be equal to or greater than the net worth of Tenant at the time of the execution of this Lease as disclosed by Tenant to Landlord, and with respect to any transfer described in clause (4) Tenant shall comply with the same requirements as applicable to an assignment or sublease to a Successor (as defined below) and described in the immediately succeeding grammatical paragraph; and clause (c) of this grammatical paragraph shall not prohibit or restrict an assignment or sublease to a Successor or Affiliate (as defined below) in accordance with the provisions of the immediately succeeding grammatical paragraph.

    Notwithstanding anything set forth above to the contrary, Tenant shall have the right without the prior consent of Landlord, except as provided below, to assign this Lease or sublet the Premises or any part thereof to any Successor or Affiliate, as hereinafter defined, of Tenant, on the following conditions: (a) Tenant shall notify Landlord in writing of such assignment or subletting not less than thirty (30) days prior to the effective date thereof and furnish to Landlord such information (including the most recent financial statement) regarding the identity, business, reputation and financial condition of such Affiliate or Successor as Landlord may reasonably require; (b) Tenant shall deliver to Landlord evidence reasonably satisfactory to Landlord that such Affiliate or Successor satisfies the requirements of this Article 12 and that such Affiliate or Successor has agreed in a form satisfactory to Landlord to comply with and be bound by (and in the case of an assignment, to assume) all of the terms, covenants, conditions and provisions of this Lease to the extent of the space sublet or assigned and Tenant shall deliver to Landlord an executed copy of such an agreement of compliance by any such Affiliate or Successor; (c) any such subletting or assignment shall not release or discharge Tenant of or from any liability whether past, present or future, under this Lease and Tenant shall continue fully liable hereunder; and (d) the creditworthiness of such Successor or Affiliate shall be reasonably acceptable to Landlord, taking into account the financial condition of all parties then liable for Tenant's obligations under this Lease. "Successor" is defined as any corporation or entity resulting from a merger or consolidation with Tenant or any corporation or entity succeeding to substantially all of the business and assets of Tenant; and "Affiliate" is defined as any corporation that through one or more intermediaries, controls or is controlled by, or is under common control with, Tenant ("control" meaning the possession of the power to direct or cause the direction of the management and policies of an entity, whether through the ownership of voting securities, by contract or otherwise). Without limiting the foregoing, it is acknowledged and agreed that if, after giving effect to any such assignment or subletting to a Successor or Affiliate and any merger, consolidation, reorganization or transfer of assets in connection therewith, the aggregate net worth of the assigning Tenant (remaining liable on the Lease) and the assignee or sublessee would not be substantially the same as or greater than the net worth of the Tenant (and any Affiliate or Successor previously liable on the Lease) immediately prior to such assignment or sublease (and any merger, consolidation, reorganization or transfer of assets in connection therewith), then Landlord shall not be deemed to be acting unreasonably in determining the creditworthiness of the Successor or Affiliate not to be acceptable.

    Landlord's consent to any assignment or sublease shall not operate as a consent to any subsequent assignment or sublease or as a waiver of Landlord's right to require Tenant to seek Landlord's approval of all subsequent assignments and subleases. Any subletting or assignment hereunder shall not release or discharge Tenant of or from any liability, whether past, present or future, under this Lease, and Tenant shall continue fully liable hereunder. Any subtenant or assignee shall agree in a form satisfactory to Landlord (or in the case of an assignment or sublease to an Affiliate or Successor in the absence of a separate assumption document shall be deemed by operation of law) to comply with and be bound by all of the terms, covenants, conditions, provisions and agreements of this Lease to the extent of the space sublet or assigned, and Tenant shall deliver to Landlord promptly within ten (10) days after execution, a fully executed copy of each such sublease or assignment and all other agreements related thereto and an agreement of compliance by each such subtenant or assignee. Tenant agrees to pay to Landlord, on demand, all reasonable costs incurred by Landlord (including reasonable attorneys' fees) in connection with any request by Tenant for Landlord to consent to any assignment or subletting by Tenant. Any sale, assignment, mortgage, transfer, or subletting of this Lease which is not in compliance with the provisions of this Article shall be of no effect and void. Notwithstanding any requirement for Landlord to consider, solicit or obtain a sublease or assignment, whether statutory or otherwise, Landlord and Tenant expressly agree that Landlord's obligation with respect to such sublease or assignment shall arise only when Tenant submits such sublease or assignment to Landlord in the manner set out in this Article 12.

    13. EXPENSES OF ENFORCEMENT. Tenant shall pay all reasonable attorneys' fees and expenses of Landlord incurred in successfully enforcing any of the obligations of Tenant under this Lease. Landlord shall pay all reasonable attorneys' fees and expenses of Tenant incurred in successfully enforcing any of the obligations of Landlord under this Lease.

    14. STORAGE SPACE. In addition to the Premises described in Article 1, Tenant shall lease from Landlord and Landlord shall demise to Tenant, in "as is" condition, throughout the Term, including any Extended Term (but subject to termination in whole or in part as provided below), 2,000 rentable square feet of space to be used by Tenant for storage purposes and no other use or purpose whatsoever (the "Storage Space"), provided such Storage Space may be occupied by such person or persons responsible for the materials being stored in such Storage Space. The Storage Space shall be demised by Landlord to Tenant subject to all of the terms, covenants and conditions of this Lease except as otherwise provided in this Article 14. Landlord agrees to provide with respect to the Storage Space HVAC and electrical capacity suitable for general storage purposes, and Landlord shall not be required to provide any other services with respect to the Storage Space. The Storage Space shall be lockable, secure space with lighting in the Building. The exact location of the Storage Space shall be determined by Landlord and subject to Tenant's reasonable approval.

    Tenant shall pay rent ("Storage Space Rent") for such Storage Space at an initial rate, to be in effect at the commencement of the Term, equal to Ten and 00/100 Dollar ($10.00) per rentable square foot. Thereafter the Storage Space Rent shall be increased from time to time throughout the initial Term to reflect increases in the rent generally charged by Landlord to other tenants of the Building for storage space; and the Storage Space Rent during any Extended Term of this Lease shall be the Fair Market Rent (as defined in Article 38 hereof) of the Storage Space for any Extended Term; provided that such determination of Fair Market Rent shall take into account the use of the Storage Space for storage purposes only and the limited services provided to the Storage Space. The Storage Space Rent shall be payable at the same time and in the same manner as Base Rent as provided in Article 3 hereof. The Storage Space Rent shall be subject to rent adjustments in respect of Operating Expenses and Ownership Taxes pursuant to Article 4 in the same manner as provided for the Premises, and Tenant's Proportionate Share shall be adjusted based on the rentable area of the Storage Space.

    At any time after November 30, 1996, Tenant shall have the right exercisable from time to time, upon thirty (30) days prior written notice to Landlord, to terminate Tenant's lease of all or a portion of the Storage Space and in the event of any such termination, Tenant agrees to remove all of Tenant's property from such Storage Space so terminated and surrender such space to Landlord prior to the effective date of such termination.

    15. LANDLORD'S REMEDIES. If default shall be made in the payment of the rent or any installment thereof or in the payment of any other sum required to be paid by Tenant under this Lease, or under the terms of any other lease or agreement between Landlord and Tenant, and such default shall continue for ten
(10) days after written notice to Tenant or if default shall be made in the performance of any of the other covenants or conditions which Tenant is required to observe and perform hereunder or under any other lease or agreement between Landlord and Tenant and such default shall continue for thirty (30) days after written notice to Tenant (or if any such default not involving a hazardous or dangerous condition and not involving Tenant's failure to comply with the provisions of Article 25 hereof cannot be cured within such 30-day period, so long as Tenant has promptly commenced to cure such default during such initial 30-day period and thereafter diligently pursues such cure to completion within a reasonable period of time and in all events within an additional one hundred twenty (120) days after the expiration of said 30-day period) or if the interest of Tenant in this Lease shall be levied on under execution or other legal process (and such levy is not dismissed within sixty (60) days) , or if any petition shall be filed by or against Tenant to declare Tenant a bankrupt (and is not dismissed within sixty (60) days) or to delay, reduce or modify Tenant's debts or obligations, or if Tenant be declared insolvent according to law or if any assignment of Tenant's property shall be made for the benefit of creditors or if a receiver or trustee is appointed for Tenant or its property or if Tenant shall abandon or vacate the Premises for more than thirty (30) days during the Term of this Lease (other than during the last year of the Term, as extended by any delivery of a binding notice under Article 37), then Landlord may treat the occurrence of any one or more of the foregoing events as a breach of this Lease, and thereupon at its option may, without further notice or further demand of any kind to Tenant or any other person, have any one or more of the following described remedies in addition to all other rights and remedies provided at law or in equity:

    (a) Landlord may terminate this Lease and the Term created hereby, in which event Landlord may forthwith repossess the Premises by forcible entry and detainer suit or otherwise and be entitled to recover forthwith as damages a sum of money equal to the present value of the rent provided to be paid by Tenant for the balance of the stated Term of the Lease, less the present value of the fair rental value of the Premises for such period, and any other sum of money and damages owed by Tenant to Landlord.

    (b) Landlord may terminate Tenant's right of possession and may repossess the Premises by forcible entry and detainer suit, or otherwise, without further demand or notice of any kind to Tenant and without terminating this Lease, in which event Landlord shall reasonably attempt to mitigate its damages as required by law. Landlord in such instances expressly reserves the right to relet all or any part of the Premises for such rent and upon such terms as shall be satisfactory to Landlord (including the right to relet the Premises for a term greater or lesser than that remaining under the Term of this Lease and the right to relet the Premises as a part of a larger area and the right to change the character or use made of the Premises). For the purpose of such reletting, Landlord may make such repairs, changes, alterations or additions in or to the Premises as may be necessary or convenient. If Landlord shall fail to relet the Premises, then Tenant shall pay to Landlord as damages a sum equal to the amount of the rent reserved in this Lease for such period or periods. If the Premises are relet and a sufficient sum shall not be realized from such reletting after paying all of the costs and expenses of such repairs, changes, alterations and additions and the expense of such reletting and the collection of the rent accruing therefrom, to satisfy the rent above provided to be paid, Tenant shall satisfy and pay any such deficiency upon demand therefor from time to time; and Tenant agrees that Landlord may file suit to recover any sums falling due under the terms of this paragraph from time to time and that any suit or recovery of any portion due Landlord hereunder shall be no defense to any subsequent action brought for any amount not theretofore reduced to judgment in favor of Landlord.

    16. SURRENDER OF POSSESSION. On or before the date this Lease and the Term hereby created terminate, or on or before the date Tenant's right of possession terminates, whether by lapse of time or at the option of Landlord, Tenant will: (a) remove those alterations, improvements and additions installed by Tenant which Tenant is required to remove pursuant to Article 8 hereof and restore the Tenant Responsible Premises to the same condition they were in upon completion of Tenant's Work and any Improvements approved by Landlord (except for reasonable wear and tear and as otherwise provided in Article 25 of this Lease) and repair any damage to the Tenant Responsible Premises or the Building caused by Tenant's removal of those alterations, improvements or additions removed pursuant to this clause (a), (b) remove from the Premises and the Building all of Tenant's trade fixtures and personal property; and (c) surrender possession of the Premises to Landlord. If Tenant shall fail or refuse to restore the Premises to the above-described condition on or before the above-specified date, Landlord may upon notice to Tenant enter into and upon the Premises and put the Premises in such condition, and recover from Tenant Landlord's cost of so doing. If Tenant shall fail or refuse to comply with Tenant's duty to remove all trade fixtures and personal property from the Premises and the Building on or before the above-specified date, the parties hereto agree and stipulate that Landlord may, as its election: (1) treat such failure or refusal as an offer by Tenant to transfer title to such trade fixtures and personal property to Landlord, in which event title hereto shall thereupon pass under this Lease as a bill of sale to and vest in Landlord absolutely without any cost either by set-off, credit allowance or otherwise, and Landlord may remove, sell, retain, donate, destroy, store, discard, or otherwise dispose of all or any part of said personal property in any manner that Landlord shall choose; or (2) treat such failure or refusal as conclusive evidence, on which Landlord and any third party shall be entitled absolutely to rely and act, that Tenant has forever abandoned such trade fixtures and personal property, and without accepting title thereto, Landlord may at Tenant's expense enter into and upon the Premises and remove, sell, retain, donate, destroy, store, discard or otherwise dispose of all or any part thereof in any manner that Landlord shall choose without incurring liability to Tenant or to any other person. In no event shall Landlord ever become or accept or be charged with the duties of a bailee (either voluntary or involuntary) of any personal property or trade fixtures; and the failure of Tenant to remove all personal property and trade fixtures from the Premises and the Building shall forever bar Tenant from bringing any action or from asserting any liability against Landlord with respect to any such property which Tenant fails to remove. If Tenant shall fail or refuse to surrender possession of the Premises to Landlord on or before the above-specified date, Landlord may forthwith re-enter the Premises and repossess itself thereof as of its former state and remove all persons and effects therefrom, using such force as may be necessary, without being guilty of any manner of trespass or forcible entry or detainer.

    17. HOLDOVER. Tenant will pay to Landlord an amount equal to the sum of one hundred fifty percent (150%) of the annual Base Rent plus one hundred percent (100%) of rent adjustments and in addition thereto, all actual damages, whether direct or consequential, sustained by Landlord, for all the time Tenant shall retain possession of the Premises or any part thereof after the termination of this Lease, whether by lapse of time or otherwise, but the provisions of this Article shall not operate as a waiver by the Landlord of any right of re-entry hereinbefore provided. Landlord agrees that, upon receipt of written request from Tenant during the last one hundred twenty
(120) days of the Term, Landlord will use reasonable efforts to estimate the nature and scope of the damages that Landlord would anticipate incurring if Tenant failed to vacate the Premises promptly upon expiration of the Term of this Lease. At the option of Landlord, expressed in a written notice to Tenant and not otherwise, such holding over shall constitute a renewal of this Lease for a period of month-to-month with the rental for such period in an amount equal to the greater of the holdover rental specified above in this
Article 17 or the then prevailing rental rates for similar space in the Building.

    18. [INTENTIONALLY OMITTED.]

    19. NOTICE. In every case where it shall be necessary or desireable for Tenant to give or serve upon Landlord any notice or demand, Tenant shall give the requisite notice either (a) by delivering or causing to be delivered to Landlord a written or printed copy of such notice or demand, or (b) by sending a written or printed copy of such notice or demand by either (i) Federal

Express or similar commercial overnight delivery service, or (ii) certified or registered mail, return receipt requested, postage prepaid, addressed to Landlord at:

                Merchandise Mart Properties, Inc.
                222 The Merchandise Mart
                Suite 470
                Chicago, Illinois 60654
                Attention: President

         with a copy to:

                Merchandise Mart Properties, Inc.
                222 The Merchandise Mart
                Suite 470
                Chicago, Illinois 60654
                Attention: Legal Department

    In every case where under the provisions of this Lease it shall be necessary or desireable for Landlord to give or serve upon Tenant any notice or demand it shall be sufficient either (a) to deliver or cause to be delivered to Tenant a written or printed copy of such notice or demand, or (b) to send a written or printed copy of said notice or demand by either (i) Federal Express or similar commercial overnight delivery service, or (ii) certified or registered mail, return receipt requested, postage prepaid, addressed to Tenant, at:

                CCC Information Services Inc.
                222 Merchandise Mart Plaza
                4th Floor
                Chicago, Illinois   60654
                Attention: President

         with a copy to:

                CCC Information Services Inc.
                222 Merchandise Mart Plaza
                4th Floor
                Chicago, Illinois   60654
                Attention: Legal Department

    Prior to commencement of the Term hereof, any notices which may be necessary or desirable for Landlord to give or serve upon Tenant shall be addressed to Tenant at CCC Information Services Inc., 640 North LaSalle Street, Chicago, Illinois 60610, and addressed to the attention of those corporate titles set forth above.

    Any such notice served upon Landlord or Tenant in accordance with the foregoing shall be deemed served effective upon receipt or upon refusal to accept delivery. Landlord and Tenant may designate alternative addressees or addresses for notice by delivery of notice in accordance with the provisions of this Article 19; provided that the number of addressees/addresses to which notices to either party must be sent shall not exceed three (3).

    20. NO SOLICITATION. Tenant shall not by itself or through any officer, salesman, employee, agent, advertisement or otherwise solicit business in the vestibules, entrances, elevator lobbies, corridors, hallways, elevators or other common areas of the Building.

    21. CONDEMNATION. If the whole or any substantial part of the Premises or Building shall be taken or condemned by any competent authority for any public use or purpose or if any adjacent property or street shall be condemned or improved in such manner as to require the use of any part of the Premises or a substantial part of the Building, the Term of this Lease, at the option of Landlord, shall end upon the date when the possession of the part so taken shall be required for such use or purpose and Landlord shall be entitled to receive the entire award, if any, without any payment to Tenant. Current rent shall be apportioned as of the date of such termination. Notwithstanding the foregoing, Tenant may, to the extent permitted by law, seek a separate award in a separate proceeding for the value of Tenant Responsible Premises and its trade fixtures and other personal property and moving and relocation expenses, so long as Tenant does not materially interfere with the proceedings being conducted by Landlord or otherwise reduce the award to which Landlord is entitled. Notwithstanding the foregoing, Landlord shall not have the right to terminate this Lease if a substantial part of the Building, but not a substantial part of the Premises, is taken or condemned, unless Landlord elects generally to terminate all leases in the Building which Landlord is entitled to terminate on account of such condemnation or taking or Landlord elects to demolish the portion of the Building not taken or condemned.

    22. NONWAIVER. No waiver of any condition expressed in this Lease shall be implied by any neglect of Landlord or Tenant to enforce any remedy on account of the violation of such condition if such violation be continued or repeated subsequently, and no express waiver shall affect any condition other than the one specified in such waiver and that one only for the time and in the manner specifically stated. The receipt and acceptance by Landlord or Tenant of a sum of money which is less than the amount due and owing shall not, regardless of any endorsements or instructions to the contrary, constitute an accord and satisfaction. No receipt of moneys by Landlord from Tenant after the termination in any way of the Term hereof or of Tenant's right of possession hereunder or after the giving of any notice shall reinstate, continue or extend the Term or affect any notice given to Tenant prior to the receipt of such moneys, it being agreed that after the service of notice or the commencement of a suit or after final judgment for possession of the Premises Landlord may receive and collect any rent due, and the payment of such rent shall not waive or affect such notice, suit or judgment.

    23. WAIVER OF NOTICE. To the extent that the notice provided in Article 15 hereof satisfies the requirements, if any, for service of notice or demand prescribed by any applicable statute or law, Tenant hereby expressly waives the service of any other notice of intention to terminate this Lease or to re-enter the Premises and waives the service of any demand for payment of rent or for possession and waives the service of any other notice or demand prescribed by any statute or other law.

    24. FIRE OR CASUALTY. If the Premises or any part of the Building shall be damaged by fire or other casualty and if such damage does not render all or a substantial portion of the Premises or the Building untenantable (and for purposes of this Article 24, the Premises shall be deemed untenantable if there is a substantial impairment of the reasonable means of access thereto), then Landlord shall proceed to repair and restore the Building Systems (including the Building Systems in the Premises) and the reasonable means of access to the Premises with reasonable promptness, given the nature of the damage to be repaired, subject to reasonable delays for insurance adjustments and delays caused by matters beyond Landlord's control. If any such damage renders all or a substantial portion of the Premises or the Building untenantable, Landlord shall, with reasonable promptness after the occurrence of such damage, but in all events within forty-five (45) days after such damage occurred, obtain, at no cost to Tenant, an opinion of an independent architect, engineer or other qualified licensed professional, estimating the length of time that will be required to substantially complete the repair and restoration of the Building Systems (including the reasonable means of access to the Premises) and the Tenant Responsible Premises (stating separate estimated time periods for the repair and restoration of the Building Systems, including those in the Premises, and the repair and restoration of the Tenant Responsible Premises) and by written notice advise Tenant of such estimate (such notice being referred to herein as the "Repair Estimate Notice") . If it is so estimated that the amount of time required to substantially complete such repair and restoration of both the Building Systems (including those in the Premises and the reasonable means of access to the Premises) and the Tenant Responsible Premises will exceed two hundred forty (240) days, then either Landlord or Tenant (but as to Tenant, only if all or a substantial portion of the Premises are rendered untenantable) shall have the right to terminate this Lease as of the date of such damage upon giving notice to the other at any time within twenty (20) days after Landlord delivers the Repair Estimate Notice to Tenant (it being understood that Landlord may, if it elects to do so, also give such notice of termination together with the Repair Estimate Notice). Notwithstanding the foregoing, if such damage renders untenantable a substantial portion of the Building but does not render untenantable a substantial portion of the Premises, Landlord shall not have the right to terminate this Lease on account of such damage, unless Landlord elects generally to terminate all leases in the Building which Landlord is entitled to terminate on account of such damage or Landlord elects to demolish all or a substantial portion of the Building, and any such termination of this Lease shall be effective as of a date, specified by Landlord, not less than sixty (60) days after the delivery of such termination notice.

    Unless this Lease is terminated as provided in the preceding paragraph, Landlord shall proceed with reasonable promptness to repair and restore the Building Systems, including Building Systems in the Premises and the reasonable means of access to the Premises, subject to reasonable delays for insurance adjustments and delays caused by matters beyond Landlord's reasonable control, and also subject to zoning laws and applicable building codes then in effect. When the repair and restoration of the Building Systems is completed to a degree making the Premises suitably available for Tenant's repair and restoration of the Tenant Responsible Premises, Tenant shall proceed with reasonable promptness to repair and restore the Tenant Responsible Premises, subject to reasonable delays for insurance adjustments and delays caused by matters beyond Tenant's reasonable control and applicable building codes then in effect. Landlord shall have no liability to Tenant, and Tenant shall not be entitled to terminate this Lease (except as hereinafter provided) if such repair and restoration of the Building Systems is not in fact completed within the time period specified in the Repair Estimate Notice. If the Building Systems are not repaired and restored within the number of days equal to one hundred fifty percent (150%) of the number of days specified in the Repair Estimate Notice for completion of the repair and restoration of the Building Systems, measured from the date of delivery of the Repair Estimate Notice (provided, however, such number of days may be extended up to an additional one hundred twenty (120) days due to Force Majeure events), then either party (but as to Landlord, only if Landlord has diligently commenced and pursued such repair and restoration) may terminate this Lease, effective as of the date of such fire or other casualty, by written notice to the other party delivered not later than thirty (30) days after the expiration of said period but prior to substantial completion of such repair or restoration.

    Notwithstanding anything to the contrary herein set forth, (a) Landlord shall have no obligation to repair or restore any of the Tenant Responsible Premises or Tenant's office furniture, trade fixtures, office equipment, merchandise or any other items of Tenant's property in the Premises or the Building; (b) if any such damage rendering all or a substantial portion of the Premises or the Building untenantable shall occur during the last one (1) year of the Term, and provided Tenant has not delivered a binding notice under
Article 37 to extend the Term of this Lease beyond the then current Term (or Extended Term), each of Landlord and Tenant shall have the option to terminate this Lease by giving written notice to the other within sixty (60) days after the date such damage occurred, and if such option is so exercised, this Lease shall terminate as of a date not less than sixty (60) days after the delivery of such notice; and (c) Landlord shall have the right to terminate this Lease by giving written notice to Tenant within sixty (60) days of the date such damage occurred if Landlord elects to terminate all tenant leases in the Building which Landlord is entitled to terminate on account of such damage or to demolish the Building, and if such right is so exercised, this Lease shall terminate as of a date, specified by Landlord, not less than sixty (60) days after the delivery of such notice.

    In the event any such fire or casualty damage renders the Premises or any part thereof untenantable and if this Lease shall not be terminated pursuant to the foregoing provisions of this Article 24 by reason of such damage, then all rent (including, without limitation, Base Rent and rent adjustments) payable pursuant to this Lease with respect to the Premises or such portion so rendered untenantable shall abate during the period beginning with the date of such damage and ending with the date that Tenant substantially completes the repair and restoration of the Tenant Responsible Premises (or such portion rendered untenantable) or commences substantial use of the Premises (or such portion rendered untenantable) for the conduct of its business, whichever is earlier, but in all events not later than the number of days equal to one hundred fifty percent (150%) of the number of days specified in the Repair Estimate Notice for completion of the repair and restoration of the Tenant Responsible Premises, measured from the date that the Building Systems are repaired and restored to a degree making the Premises suitably available for Tenant to commence and continue without unreasonable interruption Tenant's repair and restoration of the Tenant Responsible Premises, provided, however, such number of days may be extended up to an additional one hundred twenty (120) days due to Force Majeure events. Such abatement shall be in an amount bearing the same ratio to the total amount of all rent (including rent adjustments) payable pursuant to this Lease for such period as the portion of the Premises rendered and remaining untenantable due to such fire or casualty from time to time bears to the entire Premises. In the event of termination of this Lease pursuant to this Article 24, all rent (including, without limitation, Base Rent and rent adjustments) payable pursuant to this Lease (to the extent not abated pursuant to the foregoing) shall be apportioned on a per diem basis and be paid to the date of termination.

    25. INSURANCE. In consideration of the leasing of the Premises at the rental stated in Articles 3 and 4, Landlord and Tenant agree to provide insurance and allocate the risk of loss as follows:

    Tenant, at its sole cost and expense, agrees to purchase and keep in force and effect during the Term hereof (a) Property Insurance on the Tenant Responsible Premises and Tenant's contents, furniture, fixtures, equipment and other personal property located in the Building, protecting Landlord and Tenant from damage or other loss caused by those perils customarily covered by an all risk policy, and in any event including without limitation, fire or other casualty, vandalism, theft, sprinkler leakage, water damage (however caused), explosion, malfunction and failures of heating and cooling or similar apparatus, perils covered by extended coverage, and other similar perils in amounts not less than the full insurable replacement value of such property with a commercially reasonable deductible amount and (b) broad form Commercial General Liability Insurance, including blanket contractual liability, host liquor liability (if alcoholic liquor within the meaning of the Illinois Liquor Control Act will be given to guests), personal injury liability, and broad form property damage liability coverages, with limits of not less than Two Million Dollars ($2,000,000) for personal injury, bodily injury, sickness, disease or death or for damage or injury to or destruction of property (including the loss of use thereof) for any one occurrence. Tenant's Property Insurance policy shall provide that it is specific and not contributory and shall contain a clause pursuant to which the insurance carrier waives all rights of subrogation against Landlord and Landlord's beneficiary, and its partners, trustees, officers, directors, agents and employees with respect to losses payable under such policy. If the potential for host liquor liability shall arise due to Tenant's activities pursuant to Article 2 of this Lease, the Tenant shall procure and maintain a policy, or endorsement for, liability insurance before undertaking such activities. Tenant's Property Insurance policy, its Commercial General Liability policy and, if required, its host liquor liability policy or endorsement, shall each name Landlord, its beneficiaries, and their respective officers, directors, beneficiaries, partners, agents, and employees as additional insureds. All such insurance shall be provided by commercial insurers of recognized responsibility.

    Landlord agrees to purchase and keep in force and effect insurance on the Building and Building Systems against fire and such other risks as may be included in extended coverage insurance from time to time available in an amount sufficient to prevent Landlord from becoming a co-insurer under the terms of the applicable policies and shall contain a clause pursuant to which the insurance carriers waive all rights of subrogation against the Tenant, its agents, officers, directors, and employees, with respect to losses payable under such policies.

    Tenant shall from time to time upon request from the Landlord but not more frequently than once each calendar year (except in the case of any change in coverage or any change in insurer, in any of which events Tenant agrees to provide Landlord written notice of such change within thirty (30) days of its occurrence), deliver to Landlord certificates of insurance evidencing the insurance coverage required by this Article 25, with a notation on such certificates as to the waiver of subrogation provided above.

    By this Article, Landlord and Tenant intend that the risk of loss or damage to property (including personal property and equipment used in connection with the Building and also including any automobile or other vehicles from time to time parked in any parking spaces which Landlord may from time to time lease to Tenant), as described above be borne by responsible insurance carriers to the extent above provided and Landlord and Tenant hereby release each other and agree to look solely to, and seek recovery only from, their respective insurance carriers in the event of a loss of a type described above to the extent that such coverage is agreed to be provided hereunder. For this purpose any applicable deductible amount shall be treated as though it were recoverable under such policies. Landlord and Tenant agree that all moneys collected from the property insurance maintained by Landlord on the Building and Building Systems as described above and by Tenant on the Tenant Responsible Premises and Tenant's contents as described above shall be used toward full compliance with the respective obligations of Landlord and Tenant under this Lease and under the Operating Lease (as defined in Article 40) in connection with damage resulting from fire or other casualty.

    26. CERTAIN RIGHTS RESERVED BY LANDLORD. Landlord shall have the following rights, exercisable without notice, except as otherwise stated, and without liability to Tenant for damages or injury to property, person or business and without effecting an eviction, constructive or actual, or disturbance of Tenant's use or possession or giving rise to any claim for set-off or abatement of rent except as otherwise expressly provided herein:

    (A) To change the Building's name or street address. Landlord agrees to give Tenant one hundred eighty (180) days prior notice of such change of street address (except where Landlord is required to change the street address by any governmental authority).

    (B) To install, affix and maintain any and all signs on the exterior and interior of the Building, except on any windows located in the Premises, and provided that signage on the fourth (4th) floor of the Building shall be consistent with the quality and character of the Building and the other existing uses on that floor (so long as such uses shall continue). Notwithstanding anything in this Lease to the contrary, Tenant shall be permitted to place identification and directional signage in an elevator lobby area on the fourth
(4th) floor of the Building for the sole purpose of directing Tenant's visitors to the Premises, provided, however, that the size, material, content, location and color of such signage shall be subject to Landlord's prior written approval (which shall not be unreasonably withheld or delayed); and further provided that Tenant shall maintain such signage in a clean and sightly manner, including replacements as Landlord deems reasonably necessary from time to time.

    (C) To designate and approve, prior to installation by Tenant, all types of window shades, blinds, drapes, awnings, window ventilators and other similar equipment, and to reasonably control all internal lighting that may be visible from the exterior of the Building so as to promote the uniformity or harmony of appearance of the exterior of the Building.

    (D) Except as provided otherwise in this Lease, to reserve to Landlord the exclusive right to designate, limit, restrict and control any business or any service in or to the Building and its tenants; provided such right shall not prohibit Tenant from selecting a vendor for telephone and telecommunication service in accordance with Article 27 (E).

    (E) To grant to anyone the exclusive right to conduct any business or render any service in or to the Building, provided such exclusive right shall not operate to exclude Tenant from the use expressly permitted herein or increase the costs therefor to Tenant and further provided such right shall not prohibit Tenant from selecting a vendor for telephone and telecommunication service in accordance with Article 27(E).

    (F) To impose reasonable rules and regulations regarding the placing of vending or dispensing machines of any kind in or about the Premises, it being agreed that Tenant may provide convenience vending areas (not designed for full food service) in or about the Premises for use by Tenant's employees and invitees and not for use by the general public, subject to any reasonable rules and regulations imposed by Landlord from time to time.

    (G) To show the Premises to prospective tenants at reasonable hours by appointment during the last twelve (12) months of the Term, as it may be extended.

    (H) To reasonably approve the weight, size and location of safes and other heavy equipment and bulky articles in and about the Premises and the Building (so as not to exceed the legal live load), and to require all such items and furniture and similar items to be moved into and out of the Building and Premises only at such times and in such manner as Landlord shall reasonably direct in writing. Subject to the provisions of Articles 11 and 25, any damages done to the Building or to other tenants in the Building by taking in or taking out safes, furniture, and other articles or from overloading the floor beyond specified load limits in any way shall be paid by Tenant. Furniture, boxes, merchandise or other bulky articles shall be transported within the Building only upon or by vehicles equipped with rubber tires and shall be carried only in a freight elevator when such service is available. Movements of Tenant's property into or out of the Building and within the Building are entirely at the risk and responsibility of Tenant and Landlord reserves the right to require registration before allowing any such property to be moved into or out of the Building. Landlord reserves the right to reasonably regulate the movement of, and to inspect, all property and packages brought into or out of the Building to enforce compliance with the terms of this Lease and to reasonably regulate delivery and service of supplies and the usage of loading docks, receiving areas and freight elevators. Landlord shall not discriminate against Tenant in its right to use such loading docks, receiving areas and freight elevators in conjunction with other tenants.

    (I) To have access for Landlord to any mail chutes located on the Premises according to the rules of the United States Postal Service.

    (J) To close the Building after regular working hours and on Saturdays, Sundays and holidays established by Landlord (subject to the limitations set forth herein) from time to time subject, however, to Tenant's right to admittance under such reasonable regulations as Landlord may prescribe from time to time, which may include, by way of example but not of limitation, that persons entering or leaving the Building identify themselves to a security officer by registration or otherwise and that said persons comply with Landlord's regulations concerning their entering and leaving the Building (Landlord agrees to furnish to Tenant prior notice in the case of any scheduled Building shutdown when Tenant shall not be able to gain access to the Premises provided such notice shall not limit or affect any rights granted to Tenant in
Article 9 hereof).

    (K) To change the arrangement, configuration, size or location of entrances, passageways, doors and doorways, corridors, stairs, toilets and other public service portions of the Building and the Property not contained within the Premises or any part thereof (subject to Tenant's consent, which shall not be unreasonably withheld, for any change in the corridor configuration of the fourth (4th) floor of the Building after the commencement of the Term), so long as Landlord uses reasonable efforts to give Tenant prior notice in the event of any changes to common areas of the Building directly and materially serving the Premises and so long as any such change does not materially and adversely affect Tenant's ability to conduct its business in the Premises or Tenant's access to the Premises.

    (L) To change the character or use of any part of the Building or the Property.

    (M) To use for itself the roof, the exterior portions of the Premises and such areas within the Premises (so long as the useable area of the Premises is not reduced other than in a de minimis way) required for structural columns and their enclosures and the installation of utility lines, Building systems and other installations required to service the Building, the Property or tenants or occupants thereof and to maintain and repair same, no rights being hereby conferred upon Tenant, and, unless otherwise specifically provided herein, to exercise for itself any rights to the land and improvements below the floor level of the Premises or the air rights above the Premises and to the land and improvements located on and within the public areas. Neither Tenant nor its employees, invitees, guests and agents shall, without obtaining in each instance the prior written consent of Landlord (which consent shall not be unreasonably withheld or delayed, and shall be conditioned upon such requirements as Landlord deems appropriate) (1) go above or through suspended ceilings, (2) remove any ceiling tiles or affix anything thereto, remove anything therefrom or cut into or alter the same in any way, (3) enter fan rooms or other mechanical spaces, or (4) open doors or remove panels providing access to utility lines, Building systems or other installations required to service tenants.

    27. RULES AND REGULATIONS. Subject to the rights expressly granted to Tenant elsewhere in this Lease, Tenant agrees to observe the reservations to Landlord in Article 26 hereof and agrees to comply and to use reasonable business efforts to have its employees, agents, and servants to observe and comply, at all times, with the following rules and regulations and with such reasonable modifications thereof and additions thereto as Landlord may make for the Building (so long as Landlord has delivered to Tenant prior notice of any such modifications and additions and that same are reasonable), and that failure to observe and comply with such reservations, rules and regulations, after written notice of such failure and an opportunity to cure as provided in Section 15 hereof, shall constitute a default under this Lease:


    (A) No sign, picture, advertisement or notice, typewritten or otherwise, shall be displayed, inscribed, painted or affixed on any part of the outside or inside of the Building, or on or about the Premises in any location visible from outside the Premises, except on glass of the doors and windows of the Premises and on the directory board of the Building and then only of such nature, color, size, style and material as shall be first approved by Landlord in writing, which approval shall not be unreasonably withheld.

    (B) Tenant shall not, without Landlord's prior written consent, install or operate any heating device or air conditioning equipment, steam or internal combustion engine, boiler, stove, machinery, or mechanical devices (other than as otherwise provided in this Lease or used in connection with Tenant's business in the Premises) upon the Premises or carry on any mechanical or manufacturing business thereon, or use or permit to be brought into the Building flammable fluids such as gasoline, kerosene, benzene, or naphtha (except in such small quantities as customarily used by office tenants for general office use in compliance with applicable legal requirements) or use any illumination other than electric lights. All equipment, fixtures, lamps and bulbs shall be compatible with, and not exceed the capacity of, the Building's electrical system. No explosives, firearms, radioactive or toxic or hazardous substances or materials, or other articles deemed extra hazardous to life, limb or property shall be brought into the Building or the Premises.

    (C) Any person or persons employed by Tenant to do janitor work or care for the Premises shall be subject to and under the reasonable control and direction of the building manager (in such manner and to such extent as generally applicable to persons employed by Building tenants) while in the Building and outside of the Premises, but not as agent of Landlord. Tenant shall be responsible, at its sole cost and expense, for the removal of refuse and rubbish from the Premises to the designated collection areas in the Building. Such refuse and rubbish shall be stored and transported in containers reasonably acceptable to Landlord and shall be deposited in locations acceptable to Landlord and consistent with policies established by Landlord for the Building generally.

    (D) Tenant shall at its expense provide artificial light for employees of Landlord while doing work and making repairs or alterations in the Premises after the construction of the initial improvements to the Premises pursuant to
Article 36 below.

    (E) The location and manner of installation of all telegraph, telephone, communication, signal and electric connections, cabling and wiring (other than connections, wiring or cabling located exclusively within the Premises and not affecting the Building structure, Building Systems, common areas or other tenants' premises) shall be subject to the reasonable approval of Landlord and any work in connection therewith shall be subject to the direction of Landlord. Tenant shall give Landlord reasonable prior notice of the installation of all such telegraph, telephone, communication, signal and electric connections, cabling and wiring whether or not Landlord's approval thereto and direction thereof is required. Landlord reserves the right to designate and control the entity or entities providing telephone wire installation, repair and maintenance in the Building to the Building telephone closets on the various floors and to reasonably restrict and control access to such Building telephone closets. In the event Landlord designates a particular vendor or vendors to provide such telephone wire installation, repair and maintenance up to the Building telephone closets, Tenant agrees to abide by and participate in such program. Tenant may select the vendor or vendors and service providers with respect to the installation, repair and maintenance of other communication and signal cabling and wiring subject to the general direction of Landlord and such reasonable rules and regulations as may be established by Landlord for the protection of the Building and its efficient, high-quality and harmonious operation.

    (F) Tenant must list all furniture and fixtures to be taken from the Building at any time and from time to time prior to the expiration of the Term hereof upon a form furnished by Landlord. Such list shall be presented at the office of the Building for registration (or if closed, to the security officer) before acceptance by the security officer or elevator operator.

    (G) Tenant, its licensees, agents, servants, and employees and guests shall not encumber or obstruct sidewalks, entrances, passages, courts, corridors, vestibules, halls, elevators, stairways or other common areas in or about the Building.

    (H) No bicycle or other vehicle and no animal (except seeing eye dogs) shall be allowed in the showrooms, offices, halls, corridors or any other parts of the Building.

    (I) Tenant shall not allow anything to be placed against or near the glass in the partitions between the Premises and the halls or corridors of the Building which shall diminish the light in the halls or corridors.

    (J) Tenant shall not allow anything to be placed on the outer window ledges of the Premises, nor shall anything be thrown by Tenant or its employees out of the windows of the Building. Tenant shall keep all windows closed.

    (K) No additional locks shall be placed upon any entry doors to the Premises and no locks shall be changed without the prior written consent of Landlord, which shall not be unreasonably withheld. Upon termination of this Lease, Tenant shall surrender all keys and key cards of the Premises and of the Building and give to Landlord the explanation of the combination of all locks on safes or vault doors in the Premises.

    (L) The building manager shall at all times keep a pass key and be allowed admittance to the Premises to cover any emergency, fire or other casualty that may arise and in other appropriate instances. Landlord and Landlord's agents shall have the right to enter the Premises at all reasonable hours to examine the same.

    (M) Unless otherwise advised by Landlord, neither Tenant nor its employees shall undertake to regulate the radiator controls or thermostats. Tenant shall report to the office of the Building whenever such thermostats or radiator controls are not working properly or satisfactorily.

    (N) If Tenant desires shades or venetian blinds for outside windows (other than those included in the Shell and Core Work), they must be furnished and installed at the expense of Tenant, and must be of such type, color and material as may reasonably be prescribed by Landlord.

    (O) Tenant assumes full responsibility for protecting its space from theft, robbery and pilferage, which includes keeping doors locked and other means of entry into the Premises closed and secured.

    (P) Tenant shall not peddle, canvass, solicit or distribute handbills or flyers on or about the Property except as specifically authorized by Landlord.

    (Q) Tenant shall not sell food of any kind or cook in the Building, unless in coffee-makers or microwave or similar ovens installed and maintained by Tenant for use by its employees and invitees, and subject to any reasonable applicable Building rules and regulations and applicable laws, and except for any vending areas pursuant to Article 26(F) above. Tenant may serve complimentary foods to its guests provided that it shall first comply with all applicable laws, ordinances, codes and regulations.

    (R) Water in the Premises shall not be wasted by Tenant or its employees by tying or wedging back the faucets of the washbowls or otherwise.

    (S) Tenant shall use neither the name of the Building (except as the address of its business) nor pictures of the Building in advertising or other publicity or for any other purpose without Landlord's prior written consent, which consent shall not be unreasonably withheld.

    (T) In the event Tenant designates non-smoking areas in the Premises, Tenant shall also designate sufficient smoking areas within the Premises for its employees, so long as Landlord shall impose a substantially similar requirement in all office leases entered into after the date hereof for any space on the fourth (4th) floor containing more than 5,000 rentable square feet; and Tenant shall use all reasonable efforts, in dealing with its employees, to cooperate with and enforce Landlord's policies prohibiting the use of the public areas of the Building as smoking areas.

    Landlord reserves the right upon prior notice to Tenant to make such other and further reasonable rules and regulations as in Landlord's reasonable judgment may from time to time be needed for the safety, care and cleanliness of the Premises and the Building and for the preservation of good order therein so long as such further rules and regulations do not diminish any rights heretofore expressly granted to Tenant in this Lease or increase any obligation of Tenant or decrease any obligation of Landlord. Landlord agrees that all such rules and regulations shall be enforced in a manner that does not singularly target Tenant and no other tenants similarly situated or engaged in conduct similar to that of Tenant. In the event any of the rules and regulations set forth in this Article 27 conflict with any of the other terms and provisions of this Lease, such other terms or provisions of this Lease shall control.

    28. MISCELLANEOUS. Tenant and Landlord further covenant with each other that:


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

    (A) All rights and remedies of Landlord and Tenant under this Lease shall be cumulative, and none shall exclude any other rights and remedies allowed by law.

    (B) The word "Tenant" wherever used herein shall be construed to mean tenants in all cases where there is more than one tenant, and the necessary grammatical changes required to make the provisions hereof apply either to corporations or individuals, men or women, shall in all cases be assumed as though in each case fully expressed. If there is more than one tenant, all obligations and liabilities hereunder imposed upon Tenant shall be joint and several.

    (C) This Lease and the rights of Tenant hereunder shall be and are subject and subordinate at all times to any ground leases or master leases and to the lien of any mortgages or deeds of trust now or hereafter in force against the Property or the Building, or both of them, and to all advances made or hereafter to be made upon the security thereof, and to all renewals, modifications, amendments, consolidations, replacements and extensions thereof. Any mortgagee or beneficiary under a deed of trust, however, may elect to have this Lease be superior to its mortgage or deed of trust. This provision is self-operative and no further instrument of subordination or priority shall be required. In confirmation of such subordination or priority, Tenant shall promptly execute such further instruments as may be reasonably requested by Landlord and in the event Tenant fails to do so within twenty (20) days after demand in writing by certified or registered mail, Landlord shall deliver to Tenant a further written request specifying in BOLD PRINT the consequences if Tenant fails to respond in a timely manner and if Tenant fails to execute and deliver such instruments within five (5) business days after receipt of such further notice from Landlord, Tenant hereby irrevocably appoints Landlord as attorney-in-fact for Tenant with full power and authority to execute and deliver in the name of Tenant any such instruments.

    Landlord agrees to use reasonable efforts to provide Tenant, after execution and delivery of this Lease, with a non-disturbance agreement in form and substance reasonably satisfactory to Tenant from the current mortgagee for the Property (a "Non-Disturbance Agreement") and as a condition to Tenant's obligation to subordinate its interests in this Lease to any future mortgage, deed of trust or ground lease, Landlord shall obtain a similar Non-Disturbance Agreement in form and substance reasonably satisfactory to Tenant.

    (D) Each of the provisions of this Lease shall extend to and shall, as the case may require, bind or inure to the benefit of, not only Landlord and Tenant, but also their respective heirs, legal representatives, successors and assigns, provided, this clause shall not permit any assignment contrary to the provisions of Article 12 hereof.


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

    (E) All of the representations and obligations of Landlord and Tenant are contained herein and no modification, waiver or amendment of this Lease or any of its conditions or provisions shall be binding upon Landlord unless in writing signed by a duly authorized officer of Landlord's agent or upon Tenant unless in writing and signed by a duly authorized officer of Tenant.

    (F) All amounts due and payable from Tenant under this Lease or under any work order or other agreement relating to the Premises shall be considered as rent and, if unpaid when due, shall bear interest from such date until paid at the maximum legal rate of interest available, provided such rate of interest shall not exceed two percent (2%) per annum plus the Prime Rate as announced by the Northern Trust Bank in Chicago, Illinois and in effect on the first day of each calendar quarter, determined and subject to change as of the first day of each calendar quarter.

    (G) Submission of this instrument for examination shall not bind Landlord or Tenant in any manner, and no lease or obligation on Landlord or Tenant shall arise until this instrument is signed and delivered by Landlord and Tenant.

    (H) No rights to light or air over any property, whether belonging to Landlord or any other persons, are granted to Tenant by this Lease.

    (I) The laws of the State of Illinois shall govern the validity, performance and enforcement of this Lease. The invalidity or unenforceability of any provision of this Lease shall not affect or impair any other provision.

    (J) Landlord's title is and always shall be paramount to the title of Tenant. Nothing herein contained shall empower Tenant to commit or engage in any act which can, shall or may encumber the title of Landlord.

    (K) In case Landlord or any successor owner of the Property or the Building shall convey or otherwise dispose of any portion thereof to another person, such other person shall in its own name thereupon be and become Landlord hereunder and shall assume fully in writing and be liable upon all liabilities and obligations of this Lease to be performed by Landlord which first arise after the date of conveyance, and such original Landlord or successor owner shall, from and after the date of conveyance, be free of all liabilities and obligations not then incurred.

    (L) Neither this Lease, nor any memorandum, affidavit or other writing with respect thereto, shall be recorded by Tenant or by anyone acting through, under or on behalf of Tenant, and the recording thereof in violation of this provision shall constitute a material breach of this Lease.

    (M) Nothing contained in this Lease shall be deemed or construed by the parties hereto or by any third party to create the relationship of principal and agent, partnership, joint venture or any association or relationship between Landlord and Tenant other than that of landlord and tenant.

    (N) Landlord shall have the right to apply payments received from Tenant pursuant to this Lease (regardless of Tenant's designation of such payments) to satisfy any obligations of Tenant hereunder, in such order and amounts as Landlord in its sole discretion may elect, subject, however, to the provisions of Article 9(F).

    (O) All indemnities, covenants and agreements of Tenant contained herein which inure to the benefit of Landlord shall be construed to inure also to the benefit of Landlord's beneficiaries, and their respective officers, directors, beneficiaries, partners, agents and employees.

    (P) Until otherwise notified in writing by Landlord, Tenant may rely upon notices and directions from officers of Merchandise Mart Properties, Inc., Landlord's beneficiary's management agent for the Building and Property, as the authorized action of Landlord.

    29. ATTORNMENT. Upon request of the holder of any note secured by a mortgage or deed of trust on the Building or Property, Tenant will agree in writing that no action taken by such holder to enforce said mortgage or deed of trust shall terminate this Lease or invalidate or constitute a breach of any of the provisions hereof and Tenant will attorn to such mortgagee or holder, or to any purchaser of the Property or Building, at any foreclosure sale or sale in lieu of foreclosure, for the balance of the Term of this Lease and on all other terms and conditions herein set forth, provided that, in the case of any mortgage or trust deed imposed upon the Property after the date hereof, as a condition to such attornment by Tenant, such mortgagee or holder shall deliver a Non-Disturbance Agreement to Tenant.

    30. ESTOPPEL CERTIFICATE. Tenant agrees that from time to time (but not more frequently than once each year and also upon commencement of the Term and in connection with any sale or refinancing of the Building and upon any request by Landlord's lender) upon not less than fifteen (15) days' prior written request by Landlord, Tenant or Tenant's duly authorized representative having knowledge of the following facts shall deliver to Landlord a statement in writing certifying (a) that this Lease is unmodified and in full force and effect (or if there have been modifications that the Lease as modified is in full force and effect); (b) the dates to which the Base Rent, rent adjustments and other sums payable under this Lease have been paid; (c) that to the best of Tenant's knowledge, neither Landlord nor Tenant is in default under any provision of this Lease, or, if in default, the nature thereof in reasonable detail; (d) that to the best of Tenant's knowledge, there are no offsets or defenses to the payment of Base Rent, additional rent or any other sums payable under this Lease, or if there are any such offsets or defenses, specifying such in reasonable detail; and (e) such other matters relating to the status of the Lease as may be reasonably requested. In the event Tenant fails to deliver such statement to Landlord within such 15-day period, Landlord shall deliver to Tenant by certified or registered mail a further written request specifying in BOLD PRINT the consequences if Tenant fails to respond in a timely manner and if Tenant fails to execute and deliver such statement within five (5) business days after receipt of such further notice from Landlord, Tenant hereby irrevocably appoints Landlord as attorney-in-fact for Tenant with full power and authority to execute and deliver in the name of Tenant in accordance with clauses (a) through (e) inclusive of this Article 30 any such statement, which statement shall be binding upon Tenant and may be relied upon by Landlord and any third party.

    Landlord agrees that from time to time (but not more frequently than once each year) upon not less than fifteen (15) days prior written request by Tenant, Landlord or Landlord's duly authorized representative having knowledge of the following facts shall deliver to Tenant a statement in writing certifying (a) that this Lease is unmodified and in full force and effect (or if there have been modifications that the Lease, as modified, is in full force and effect);
(b) the dates to which the Base Rent, rent adjustments and other sums payable under this Lease have been paid; (c) that to the best of Landlord's knowledge, neither Landlord nor Tenant is in default under any provision of this Lease, or, if in default, the nature thereof in reasonable detail; and (d) such other matters relating to the status of the Lease as may be reasonably requested.

    31. BROKERS. Tenant represents and warrants to Landlord that neither it nor its officers or agents nor anyone acting on its behalf has dealt with any real estate broker other than Goldie B. Wolfe & Co. and Cushman & Wakefield of Illinois, Inc. in the negotiation or making of this Lease, and Tenant agrees to indemnify and hold harmless Landlord from the claim or claims of any broker or brokers claiming to have interested Tenant in the Building or Premises or claiming to have caused Tenant to enter into this Lease. Landlord shall be responsible for the commission or other compensation of Goldie B. Wolfe & Co. and Cushman & Wakefield of Illinois, Inc. payable pursuant to separate agreements between Landlord and such brokers.

32. SECURITY DEPOSIT. (Intentionally Omitted]

33. PARKING. Landlord agrees to cause to be made available to Tenant during the initial Term, ten (10) automobile parking spaces in a parking lot located in the Building (the "Building Parking Spaces"), to be designated by Landlord from time to time.

Four (4) of the Building Parking Spaces shall be individual parking spaces and six (6) of the Building Parking Spaces will be tandem parking spaces (i.e., a parking space designed to hold two automobiles parked bumper to bumper). Access to the Building Parking Spaces shall be provided twenty four (24) hours a day, seven (7) days a week, subject to Force Majeure events and to temporary and necessary interruptions due to required repairs and maintenance. Tenant shall have the right from time to time upon three (3) months written notice to Landlord to reduce the number of Building Parking Spaces made available to Tenant by one or more spaces.

    During the first five (5) Lease Years Tenant shall have no obligation to pay any fees or charges for such Building Parking Spaces, and thereafter commencing on the first day of the sixth (6th) Lease Year, Tenant shall pay rent with respect to the Building Parking Spaces at the then prevailing rates in effect from time to time for parking spaces in the Building. Tenant agrees to comply with all regulations in effect from time to time at the facilities in which the Building Parking Spaces are located. Tenant agrees that its use, and the use by its agents, employees and invitees, of the Building Parking Spaces shall be entirely at Tenant's own risk and responsibility; and Tenant further agrees that, subject to the provisions of Article 25 hereof, Landlord, Landlord's beneficiaries and their respective officers, directors, partners, agents and employees shall not, except as otherwise provided by law, be liable for any injury to persons or damage to property occurring in, on or around the Building Parking Spaces.

    34.  OPTIONS TO EXPAND.

    (A) Effective as of a date selected by Landlord and occurring during the respective Lease Years as designated by Tenant in accordance with the terms of this Article 34 (each effective date is herein referred to as an "Effective Expansion Date") , Tenant shall have and is hereby granted options (herein referred to collectively as the "Expansion Options" and individually as Expansion Option A, Expansion Option B, Expansion Option C-1, Expansion Option C-2, and Expansion Option D) to add to the Premises, in accordance with the terms of this Article 34, during the respective periods described below the additional spaces located on the fourth (4th) floor of the Building (herein referred to collectively as the "Expansion Spaces" and individually as Expansion Space A, Expansion Space B, Expansion Space C-1, Expansion Space C-2, and Expansion Space D) described below and depicted on Exhibit A-1 attached herewith and made a part hereof:

Expansion                        Lease                          Rentable
Option/Space                     Year                          Area (S.F.)
- ------------                     ----                          -----------

    A                       1 through 7                         27,723
    B                          2,4,7                             6,789
    C-1                         4,7                              8,388
    C-2                         4,7                              3,242
    D                            8                               5,285


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

    Each Expansion Option shall be exercisable by Tenant upon delivery of written notice to Landlord, specifying the respective Expansion Space desired by Tenant, on or before six (6) months prior to the commencement of the respective Lease Year during which such Expansion Option is available. The Effective Expansion Date shall be determined by Landlord on or before six (6) months prior to the respective Effective Expansion Date for any Expansion Space. The rentable area of each Expansion Space shown on the table above is an estimate only. Each Expansion Space shall include, as reasonably determined by Landlord, any adjoining corridors or common areas not required or used for other tenants on the fourth (4th) floor, and each Expansion Space shall be measured in accordance with BOMA Standards. Tenant's election to exercise or not to exercise any Expansion Option shall not affect Tenant's right to exercise or not exercise any other Expansion Option; provided, however, that Tenant may not exercise Expansion Option C-2 unless Tenant has previously exercised or shall simultaneously exercise Expansion Option C-1. Tenant may exercise more than one Expansion Option at the same time; and in the event Tenant does so, Landlord need not designate the same Effective Expansion Date for all Expansion Options exercised at the same time, except that Landlord shall designate the same Effective Expansion Date for Expansion Options C-1 and C-2 if Tenant exercises said options simultaneously. Each of the Expansion Spaces shall be added to the Premises on all of the terms, covenants and conditions of this Lease except for Articles 35, 36, 40 and 41 hereof and at the rental rate described in Paragraph
(B) below.

    In the event Tenant exercises Expansion Option A and Tenant has previously exercised Expansion Option B, then Tenant shall have the right exercisable at the time Tenant delivers written notice to Landlord of Tenant's exercise of Expansion Option A to delete Expansion Space B from the Premises demised hereunder. Such deletion of Expansion Space B shall be effective on the Effective Expansion Date applicable to Expansion Option A and Base Rent and rent adjustments due under this Lease shall be adjusted to reflect such deletion of Expansion Space B from the Premises. In the event Tenant so elects to delete Expansion Space B from the Premises, then, notwithstanding anything to the contrary contained herein, Expansion Options C-1, C-2 and D (to the extent not previously exercised) shall be null and void as of the date of Tenant's notice of its exercise of its right to delete Expansion Space B from the Premises and Tenant shall have no further expansion rights under this Paragraph (A).

(B) The Base Rent for each Expansion Space shall be as follows:


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

                                                Annual Base Rent Per
                                                Rentable Square Foot
    Period                                      of Expansion Space
     ------                                      ------------------

     1st Lease Year through
       5th Lease Year                                $15.00
     6th Lease Year                                  $21.56
     7th Lease Year                                  $21.56
     8th Lease Year                                  $19.50
     9th Lease Year                                  $19.92
    10th Lease Year                                  $20.35
    11th Lease Year                                  $22.84
    12th Lease Year                                  $23.35
    13th Lease Year                                  $23.86
    14th Lease Year                                  $24.39
    15th Lease Year                                  $24.94

Rent adjustments as provided in Article 4 hereof (and calculated upon the Base Year as provided in Article 4 hereof) shall be payable with respect to each Expansion Space.

    (C) Notwithstanding anything in this Lease to the contrary, Tenant agrees to accept each Expansion Space in an "as is" broom clean condition (excluding furniture and equipment) as existing on the date such space is added to the Premises; provided, however, Landlord agrees that to make available to Tenant, at Tenant's option, an improvement allowance ("Expansion Improvement Allowance") in an amount not to exceed to (i) with respect to Expansion Space A, $15.00 per rentable square foot of such Expansion Space A, subject to escalation as provided below, and (ii) with respect to each of Expansion Spaces B, C-1, C-2 and D, $30.00 per rentable square foot of such Expansion Space, subject to escalation in either case as provided below, to be applied toward the payment of costs of alterations, additions, improvements, fixtures, furnishings and equipment furnished to or installed in or used in connection with such Expansion Space by Tenant (including, without limitation, fees for design, architectural and engineering drawings). Landlord shall disburse such Expansion Improvement Allowance to or on behalf of Tenant on the same terms and conditions as applicable to the disbursement of Landlord's Contribution with respect to Tenant's original construction of the Premises as provided in Article 35 hereof. As a condition to payment of any of such Expansion Improvement Allowances, Tenant shall provide adequate security to Landlord, as determined in Landlord's sole and absolute discretion, for the repayment of such Expansion Improvement Allowance. Tenant agrees to repay each such Expansion Improvement Allowance to Landlord as additional rent assuming amortization of such Expansion Improvement Allowance over a period commencing on the respective Effective Expansion Date and ending on the last day of the initial Term, at a level monthly payment with an interest factor equal to nine percent (9.00%) per annum. Such monthly installments shall be due


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

and payable at the same time and in the same manner as Base Rent pursuant to
Article 3 above.

    If the Consumer Price Index for All Urban Consumers (All Items And
Commodity Groups-Chicago-Gary-Lake County, IL-IN-WI) (1982-84=100) ("CPI-U"), for the calendar month in which this Lease is executed ("Base CPI") shall be less than the CPI-U for the calendar month in which Tenant delivers notice to Landlord of Tenant's exercise of any Expansion Option, the applicable Expansion Improvement Allowance shall be increased by an amount equal to the product obtained by multiplying the Expansion Improvement Allowance by the percentage by which the CPI-U for such month during which the notice is given exceeds the Base CPI.

    If the manner in which the CPI-U is determined by the Department of Labor shall be substantially revised and the effect of such revision can be reasonably determined or approximated, adjustment shall be made to produce results equivalent, as nearly as possible, to those which would have been attained if such CPI-U had not been so revised, and if the CPI-U shall become unavailable to the public because publication is discontinued, or otherwise, Landlord and Tenant, by mutual agreement, shall substitute therefor a comparable index based on changes in the cost of living or purchasing power of the consumer dollar published by any other governmental agency or, if no such index shall then be available, a comparable index published by a major bank or other financial institution or by a university or a recognized financial publication.

    (D) In addition to Expansion Options A, B, C-1, C-2 and D specifically provided by Paragraph (A) above, effective as of the respective dates selected by Landlord (within the limitations described below) and occurring during each of the second (2nd) Lease Year, the fourth (4th) Lease Year, the seventh (7th) Lease Year, the tenth (10th) Lease Year, and the thirteenth (13th) Lease Year (each of said dates as selected by Landlord is referred to herein as a "Supplemental Expansion Date") , Tenant shall have and is hereby granted the option (each of said options being referred to as a "Supplemental Expansion Option") to add to the Premises during such period additional space containing not less than 2,000 rentable square feet nor more than 10,000 rentable square feet, the actual amount of which space shall be determined by Tenant subject to Landlord's right to adjust the size of such space as described below. (Each such space is referred to herein as a "Supplemental Expansion Space".)

    Each Supplemental Expansion Option shall be exercisable by Tenant upon delivery of written notice to Landlord, specifying the size of the Supplemental Expansion Space desired by Tenant, on or before six (6) months prior to the commencement of the Lease Year during which such Supplemental Expansion Option is available. The final location, configuration, rentable area and the Supplemental Expansion Date shall be determined by Landlord on the terms and conditions hereinafter provided, within ninety (90) days after Tenant's delivery of such notice to Landlord. Tenant shall have the right to rescind its exercise of any Supplemental Expansion Option by delivery of written notice to Landlord within fifteen (15) days after delivery of Landlord's notice of the final location, configuration and rentable area of the Supplemental Expansion Space. If Tenant rescinds its exercise of a Supplemental Expansion Option, then all rights of Tenant to such Supplemental Expansion Option shall terminate.

    The Supplemental Expansion Date shall be no earlier than twelve (12) months and no later than eighteen (18) months after the date of delivery of Tenant's notice to Landlord exercising such Supplemental Expansion Option, unless otherwise mutually agreed. Each Supplemental Expansion Space shall be located on only one (1) floor and will be a contiguous area (but not necessarily contiguous to then existing Premises) ; provided the various Supplemental Expansion Spaces may be located on different floors. The final configuration of each Supplemental Expansion Space as determined by Landlord shall be a reasonable and appropriate leasing configuration; and with respect to Landlord's final determination of the size of each Supplemental Expansion Space, Landlord may add or subtract an amount of space not to exceed fifteen percent (15%) from the size of each Supplemental Expansion Space initially requested by Tenant solely to achieve a reasonable and appropriate leasing configuration. Each Supplemental Expansion Space shall be added to the Premises on the same terms, covenants and conditions of this Lease, except for Articles 35, 36, 40 and 41 hereof and except that the calculation of Base Rent with respect thereto shall be the same as provided in Paragraph (B) above with respect to the Expansion Spaces. Tenant agrees to accept each Supplemental Expansion Space in "as is" broom clean condition (excluding furniture and equipment) as existing on the respective Supplemental Expansion Date. Rent adjustments as provided in Article 4 hereof (and calculated upon the Base Year as provided in Article 4 hereof) shall be payable with respect to the Supplemental Expansion Space.

    (E) In addition to the Expansion Options described in Paragraph (A) and the Supplemental Expansion Options described in Paragraph (D), Landlord agrees that (i) if Landlord's beneficiary or its managing agent is occupying all or any portion of Expansion Space A at the time Tenant delivers its non-binding and binding notices to extend the Term for either of the Extended Terms pursuant to
Article 37 (and provided Landlord has not previously entered into a lease with a third party with respect to such space), then Tenant may, by so stating in its non-binding and binding notices, include in its option to extend the Term, and there shall be added to the Premises for such Extended Term, so much of Expansion Space A as Landlord's beneficiary or its managing agent is then occupying, or (ii) if Landlord's beneficiary or its managing agent is occupying all or any portion of Expansion Space A as of the date which is six (6) months prior to the commencement of the tenth (10th) Lease Year (and provided Landlord has not previously entered into a lease with a third party with respect to such space), then Tenant may, upon delivery of written notice to Landlord on or before six
(6) months prior to the commencement of the tenth (10th) Lease Year add to the Premises so much of Expansion Space A as Landlord's beneficiary or its managing agent is then occupying effective during the tenth (10th) Lease Year on a date to be determined by Landlord on or before six (6) months prior to such effective expansion date and the calculation of Base Rent with respect thereto shall be the same as provided in Paragraph (B) above. Tenant agrees to accept such Space in "as is" broom clean condition (excluding furniture and equipment) as existing on the commencement of the respective Extended Term or effective expansion date during the tenth (10th) Lease Year, as the case may be.

    (F) If, as a result of the addition to the Premises of any Expansion Space or any Supplemental Expansion Space or any space on the fourth (4th) floor added pursuant to the right of first offer provided in Article 39 ("first offer space"), any then existing common areas on the fourth (4th) floor are no longer required for use or useable by other tenants on the fourth (4th) floor, such common areas shall be added to and included in the Expansion Space, Supplemental Expansion Space, or first offer space then being added to the Premises. In addition, if as a result of the addition to the Premises of any combination of any Expansion Space, any Supplemental Expansion Space or any first offer space, either Tenant or Tenant and Chicago Teachers Union at any time lease the entire fourth (4th) floor of the Building, then the rentable area of the Premises on the fourth (4th) floor shall be recomputed in accordance with BOMA Standards, and for the balance of the initial Term Base Rent under Article 3 shall be calculated on the basis of the rentable area of the Premises, as so recomputed in accordance with BOMA Standards, less 3,230 rentable sq. ft.

    (G) It shall be a condition of Tenant's right to exercise any option provided for in this Article 34 that Tenant is not in monetary default or in default under any of the other material terms, covenants or conditions of this Lease at the time that Tenant notifies Landlord of the exercise of such option or upon the effective date of such option, unless Landlord, in its absolute discretion, elects in writing to waive such condition to the effective exercise of the option (provided, however, the foregoing will not affect or limit Landlord's rights to enforce any defaults of Tenant pursuant to Article 15 hereof). Notwithstanding the foregoing, if the existence of any such default shall, pursuant to the foregoing, make ineffective the exercise of such option, such exercise shall nevertheless become effective as of the originally scheduled date if such default is cured within the earlier of (i) any applicable cure or grace period specified in Article 15 hereof or (ii) thirty (30) days after delivery of notice of such default by Landlord to Tenant.


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

    Any termination of this Lease or termination of Tenant's right of possession shall terminate all rights hereunder. The options to expand granted pursuant to this Article 34 are personal to CCC and any Successor or Affiliate to which this entire Lease has been assigned in compliance with Article 12) and may not be exercised by or for the benefit of any other party; nor may any option to expand be exercised by Tenant at any time that more than 20,000 rentable square feet of the Premises then demised hereby are subject to an assignment or sublease. In the event Tenant exercises any of its options under this Article 34, Tenant agrees in each such case to enter into a lease amendment setting forth the terms of such option within ninety (90) days after exercise of such option by Tenant.

    35.  LANDLORD'S CONTRIBUTION.

    (A) As an inducement for Tenant to enter into this Lease, Landlord agrees to pay to, or make available for, Tenant an allowance (the "Landlord's Contribution") in the amount of Four Million Dollars ($4,000,000.00). The Landlord's Contribution shall be applied towards the payment of costs incurred in connection with (i) the alterations, additions and improvements furnished or installed in the Premises by Tenant in accordance with Article 36 hereof, including, without limitation, fees for design, architectural and engineering drawings and telecommunication costs, (ii) the cost of purchasing and installing furnishings, fixtures and equipment (provided title to such furnishings, fixtures and equipment shall at all times remain vested in Landlord and Tenant shall have the right to use such items during the Term hereof so long as Tenant is not in default hereunder beyond any applicable notice and cure periods), and
(iii) costs incurred in connection with the relocation of Tenant's principal offices to the Premises. The Landlord's Contribution shall be applicable only in connection with the initial preparation for occupancy of the Premises. With respect to all furniture, fixtures and equipment purchased with any portion of the Landlord's Contribution, Tenant shall have the same responsibility as to maintenance, insurance and risk of loss as Tenant has with respect to furniture and equipment leased to Tenant under the Operating Lease (described in Article
40).

    In the event Tenant does not utilize the entire Landlord's Contribution for the foregoing purposes, then the monthly Base Rent payable by Tenant pursuant to
Article 3 hereof for the first (1st) through fifth (5th) Lease Years shall be reduced by an amount equal to $.02076 for every One Dollar ($1.00) of Landlord's Contribution which Tenant does not utilize.

    (B) It shall be a condition of Landlord's obligation to pay any installment of the Landlord's Contribution for work performed by any contractor or supplier, other than those engaged by Landlord, that Tenant shall provide or cause to be provided to Landlord (to the extent customarily required by title insurance companies) contractor's affidavits and waivers of lien covering all


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

labor and material used and expended for which contractors are requesting payment, and (if applicable) invoices establishing the actual cost of items purchased, all in form and content reasonably satisfactory to Landlord; provided, however, after execution of this Lease, Landlord agrees to directly pay from the Landlord's Contribution any architects, engineers or other consultants hired by Tenant who have performed services for Tenant in connection with Tenant's Work as contemplated below in Article 36 upon receipt of invoices and waivers of lien in form and content reasonably satisfactory to Landlord. It shall be a further condition to Landlord's obligation to pay or credit any amount of Landlord's Contribution at any time that Tenant is not then in monetary default or in default under any of the other material terms, covenants and conditions of this Lease. Landlord shall pay or credit such amounts at the direction of Tenant subject to, and within thirty (30) days after, Tenant's satisfaction of all conditions hereunder for the making of such payment or credit.

    36. IMPROVEMENT WORK.

    In connection with the preparation of the Premises for initial occupancy, and subject to the terms, covenants and conditions of Article 8 hereof (to the extent not contrary to or inconsistent with the provisions of this Article 36), Landlord and Tenant agree that the following shall apply:

    A.   SHELL AND CORE WORK.

    1. Landlord shall substantially complete at its sole cost and expense all of the additional base building work included in the Shell and Core Work as described in Exhibit "E" attached hereto and made a part hereof (the "Shell and Core Work") on or before the Commencement Date (said date, as it may be so extended, is herein referred to as the "Shell and Core Work Completion Date") .

    2. In the event Landlord shall fail to substantially complete the Shell and Core Work on or before the Shell and Core Work Completion Date, or shall fail to substantially complete any individual component of the Shell and Core Work on or before the applicable completion date for such component as set forth in Schedule I attached to Exhibit "E", for reasons other than the fault of Tenant, its agents or contractors, then, such failure shall constitute a Landlord Delay to the extent it delays the completion of Tenant's Work beyond the Commencement Date, and the Commencement Date shall be extended one (1) day for each day that any Landlord Delay delays completion of Tenant's Work. Tenant shall notify Landlord in writing as promptly as possible as to the nature and extent of any claimed Landlord Delay.


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

    3. In the event Landlord shall fail to make available to Tenant that portion of the Premises which is occupied by the Chicago Transit Authority as of the date of execution hereof on or before August 15, 1993 demolished and in a condition suitable for the commencement of Tenant's Work therein or in the event Landlord shall fail to make available to Tenant that portion of the Premises which is occupied by Merrill Lynch as of the date of execution hereof on or before September 17, 1993 demolished and in a condition suitable for the commencement of Tenant's Work therein, then, such failure shall constitute a Landlord Delay to the extent it delays the completion of Tenant's Work beyond the Commencement Date, and the Commencement Date shall be extended one (1) day for each day that any such Landlord Delay delays completion of Tenant's Work.

    4. Substantial completion of the Shell and Core Work shall mean completion of such Work with the exception of minor and insubstantial details of construction or mechanical adjustment, the incompletion of which will not unreasonably interfere with Tenant's use of the Premises or the construction of Tenant's Work (the "Punchlist Items").

    5. As used herein, "Force Majeure" events shall mean fire, casualty, emergencies, lockouts, strikes, labor disputes, war, governmental action, acts of God, labor or material shortages, transportation delays, and other causes beyond the reasonable control of the respective party to prevent, of which the respective party has notified the other party within ten (10) days after the notifying party becomes aware of the occurrence of such a cause, but excluding insufficiency of funds or inability to obtain financing or disbursement of loans.

    6. In the event Landlord shall be delayed in substantially completing the Shell and Core Work as a result of any fault of Tenant or its agents or representatives in connection with any of the obligations of Tenant set forth in this Lease, including, without limitation, any delay in Tenant's approval of any plans or specifications or other materials submitted by Landlord to Tenant for Tenant's review and approval (hereinafter "Tenant Delays"), then the Shell and Core Work Completion Date shall be extended one (1) day for each day of such Tenant Delay. Landlord shall notify Tenant in writing as promptly as possible as to the nature and extent of any claimed Tenant Delay.

    7. Landlord and Tenant agree that their respective construction representatives will cooperate with each other to prepare a construction schedule with the objective of substantially completing the Shell and Core


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

         Work and Tenant's Work by November 30, 1993, if possible. Landlord and Tenant agree to cooperate and coordinate with each other in good faith in order that the Shell and Core Work and Tenant's Work may both be performed expeditiously and concurrently in a harmonious manner.

    8. Landlord further agrees, at Landlord's cost and expense, at some time during the first five (5) Lease Years of the Term, to upgrade the existing public washrooms on the fourth (4th) floor of the Building to materially comply with all applicable requirements of the Americans with Disabilities Act.

    B. TENANT'S WORK. Tenant shall be responsible for the construction of all improvements in the Premises beyond the Shell and Core Work, subject to the terms and conditions hereinafter provided:

    1.   PLANS AND SPECIFICATIONS.

         (a) Tenant has heretofore caused to be prepared and delivered to Landlord preliminary plans dated February 23, 1993 prepared by The DePalma Group (the "Preliminary Plans") for all improvements Tenant desires to have completed in the Premises in connection with Tenant's initial occupancy of the Premises ("Tenant's Work"), which Preliminary Plans Landlord has heretofore approved in concept, and Tenant shall cause to be prepared by The DePalma Group and by reputable and qualified engineers, the following final plans and specifications ("Plans") for Tenant's Work, which Plans shall not be materially altered from the Preliminary Plans without Landlord's prior consent:

         (i) Architectural drawings (consisting of floor construction plan, ceiling lighting and layout, power, and telephone plan).

        (ii) Mechanical drawings (consisting of HVAC, electrical, telephone and plumbing).

       (iii) Finish drawings and schedule (consisting of wall finishes and floor finishes and miscellaneous details).

         All such Plans shall be submitted to Landlord in a state ready for Landlord's review and approval, which shall not be unreasonably withheld or delayed, on an interim basis when available from time to time. Tenant shall deliver to Landlord seven (7) sets of all Plans provided for Landlord's review. Landlord shall approve or disapprove of such Plans within six (6) business days after its receipt thereof (and in the case of disapproval, state its reasons for such disapproval), so long as Tenant or its architect have at least on a regular


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

    basis consulted with Landlord in connection with preparation of such Plans and delivered to Landlord preliminary drafts of all such Plans as they become available from time to time. Landlord shall not withhold its approval of any improvements which do not affect Building Systems, the structural or member components of the Building, common areas of the Building or operations in and around the Building, and Landlord shall inform Tenant at or before the time of its approval of the final Plans of any items contained in Tenant's Work which Landlord will require Tenant to remove upon expiration of the Term in accordance with Articles 8 and 16 hereof. Landlord and Tenant agree to cooperate and consult with each other on a regular basis in connection with the preparation of such Plans and during construction of the Tenant's Work. If Landlord fails to provide such approval or fails to notify Tenant of the reasons for Landlord's disapproval within the foregoing six-day review period, Landlord shall be deemed to have approved all such Plans.

         (b) All Plans shall comply with all (1) applicable statutes, ordinances, regulations, laws, and codes, and (2) the requirements of Landlord's fire insurance underwriters. Neither review nor approval by Landlord of the Plans shall constitute a representation or warranty by Landlord that such Plans either (i) are complete or suitable for their intended purpose, or (ii) comply with applicable laws, ordinances, codes and regulations, it being expressly agreed by Tenant that Landlord assumes no responsibility or liability whatsoever to Tenant or to any other person or entity for such completeness, suitability or compliance, except to the extent that any such work is performed specifically at and in accordance with the specific direction of Landlord or its management agent. Tenant shall not make any material changes in the Plans without Landlord's prior written approval, which approval shall not be unreasonably withheld. Landlord shall approve or disapprove any such changes within six (6) business days after its receipt thereof (and in the case of disapproval, state its reasons for such disapproval).

    2.   PERFORMANCE OF TENANT'S WORK.

         (a) Tenant may select its own contractors, subcontractors and/or suppliers for the performance of the Tenant's Work provided, however, that Landlord may require Tenant to give assurances reasonably satisfactory to Landlord that all such contractors, subcontractors and suppliers are reputable, financially responsible and will not jeopardize labor harmony. Landlord may also require Tenant to comply to the extent not inconsistent with this Lease with such construction standards or procedures as may be applicable from time to time for construction activities in the Building (a set of such standards and procedures currently in effect having been delivered by Landlord to Tenant in a book entitled


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

    CONSTRUCTION STANDARDS, PROCEDURES AND SPECIFICATIONS. REVISED: DECEMBER,
    1992) and to submit reasonably satisfactory insurance certificates to Landlord.

         (b)    Subject to approval of Tenant's Plans as provided by Paragraph
    B.1 above and after the filing of the Plans with the appropriate governmental agencies, Tenant shall, at Tenant's sole cost and expense, except as otherwise provided herein and subject to the timely availability of Landlord's Contribution, cause the contractors employed by it to commence, as soon as reasonably practicable, to construct and install and pursue to completion in the Premises the Tenant's Work in accordance with the Plans. Tenant agrees that it shall be responsible for all contractors, subcontractors and suppliers engaged by Tenant, and that all work performed by such parties shall be performed and completed in a good, diligent and workmanlike manner, with no unreasonable noise or interference with Landlord's and other tenants' operations in the Building (taking into account the nature, extent and time schedule for Tenant's Work).

         (c) Such license to enter upon the Premises prior to the Commencement Date for the performance of Tenant's Work is conditioned upon Tenant and Tenant's agents, contractors, workmen, mechanics, suppliers and invitees working in harmony and not interfering with Landlord or Landlord's contractors or agents in doing any work in or about the Building, or with other tenants, invitees and occupants of the Building. If at any time such entry shall cause such disharmony or interference or, in Landlord's reasonable judgment, such disharmony or interference is imminent, Landlord shall have the right to withdraw such license upon twenty-four (24) hours' written notice to Tenant. When, in Landlord's reasonable judgment, the cause of such disharmony or interference or imminent potential disharmony or interference ceases to be present, Landlord shall then promptly again grant such license to enter upon the Premises.

         Tenant agrees that any such entry into and occupation of the Premises shall be deemed to be under all of the terms, covenants, conditions and provisions of this Lease except as to the covenants to pay rent.

         To the extent Tenant employs any contractors from time to time to do work in the Premises, Tenant shall cause such contractors to secure and pay for Worker's Compensation, Employers Liability Insurance, and Comprehensive General Liability Insurance in customary forms and amounts reasonably acceptable to Landlord. All policies shall be endorsed to include Landlord and its employees and agents as additional insured parties. Certificates of such insurance shall be delivered to Landlord prior to Tenant commencing any work in the Premises.


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

         (d) In connection with the performance of Tenant's Work, Landlord shall provide Tenant with the following (subject to Tenant's compliance with the reasonable rules and regulations regarding the use thereof) in connection with the construction of Tenant's Work at no cost to Tenant: (i) coordination and plan review, (ii) ventilation and construction sewer services, (iii) truck dock space at the Building's loading docks, (iv) trash removal services from the loading docks of the Building, and (v) any items which Landlord has agreed to provide to Tenant at no cost pursuant to Exhibit "E" attached hereto and made a part hereof. Any other general conditions which Landlord may provide shall be provided to Tenant at "Landlord's cost" which shall be without any mark-up or profit over Landlord's actual costs (including overhead) of supplying the foregoing general conditions. Landlord's schedule of costs for general conditions as of the date of execution hereof is included in Exhibit "F" attached hereto and made a part hereof; such charges may be revised from time to time to reflect Landlord's increased costs for supplying such items. Tenant shall have the right to supply any general conditions (except to the extent such general conditions are part of the normal operation of the Building and such operation would be disrupted if such general conditions were provided by another party) by itself or through its contractors rather than rely upon or be required to use any services supplied by Landlord, provided, however, in exercising such right, Tenant shall not interfere with the operation of the Building.

         (e) Landlord and Tenant acknowledge that Landlord and its contractors will be performing portions of the Shell and Core Work at the same time that Tenant and its contractors will be performing Tenant's Work. Landlord and Tenant agree to cooperate with each other and to coordinate their respective work, and to use their best efforts to cause their respective contractors to so cooperate and coordinate, so that both the Shell and Core Work and Tenant's Work may proceed expeditiously, as more fully described in subparagraph 5 ("Contractor Cooperation Standards") below.

    3. DELAYS IN COMPLETION OF TENANT'S WORK. The number of days of delay beyond the Commencement Date in substantially completing Tenant's Work arising out of or on account of any of the following events, except to the extent such events are caused by the act or failure to act of Tenant, shall constitute "Landlord Delays" and the outside date for the Commencement Date as set forth in
Article 1 hereof shall be extended one (1) day for each day that any Landlord Delay delays completion of Tenant's Work:

         (i) Any delay resulting from Landlord's failure to approve the Plans in a timely manner as required by this Article 36; or


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

        (ii) Any delay resulting from Landlord's failure to perform in a timely manner the Shell and Core Work pursuant to Paragraph (A) of this
    Article 36; or

       (iii) Provided Tenant and its contractors have used all reasonable efforts to comply with the provisions of this Article 36(B), any delay resulting from Landlord's revocation of the license under subparagraph B.2(c) of this Article 36 for Tenant's contractors to enter upon the Premises for the construction of Tenant's Work; or

        (iv) Any other fault of Landlord or its agents, contractors, or representatives in connection with any of the obligations of Landlord set forth in this Article 36 (provided Tenant notifies Landlord in writing within ten (10) days after Tenant first learns of any such delay).

    4. TENANT'S MOVE-IN. In connection with Tenant's initial occupancy of the Premises after substantial completion of Tenant's Work, Tenant shall have the right to reserve reasonable portions of the Building's loading docks and freight elevators, subject to scheduling to the mutual reasonable satisfaction of Landlord and Tenant. Such reservation and use of the elevators and loading docks in connection with Tenant's move-in shall be without charge to Tenant, except that Tenant shall pay the cost of any after-hours elevator service (i.e. other than 4:00 a.m. to 8:00 p.m. on weekdays) at Landlord's actual cost (including overhead) in accordance with the rates included in Exhibit F.

    5.   CONTRACTOR COOPERATION STANDARDS.

         (i) Landlord shall afford Tenant and the contractor engaged by Tenant in Tenant's Work ("Tenant's Contractor") the same opportunity for the introduction and storage of their materials and equipment and the execution of their work as given to the contractor engaged by Landlord for the Shell and Core Work ("Landlord's Contractor"), and Landlord and Tenant shall connect and coordinate work performed by or on behalf of Landlord with work performed by or on behalf of Tenant as required by the Plans.

        (ii) Landlord and Tenant each understand that there will be concurrent work by both the Landlord's Contractor on the Shell and Core Work and Tenant's Contractor on Tenant's Work.

       (iii) Tenant's Contractor and Landlord's Contractor shall on reasonable advance notice furnish all reasonably necessary information in order to coordinate construction activities and diligently complete the work on dates specified in the Lease.

        (iv) Tenant's Contractor and Landlord's Contractor shall schedule all work with and fit their work to the work


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

    performed by other contractors and shall give the other contractors every reasonable opportunity to perform their work, to deliver and store equipment and materials and to fit their work to the work of other contractors toward the end of achieving coordinated construction progress.

         (v) Any cost caused by defective or ill-timed work shall be borne by the party responsible therefor. Should Landlord's Contractor or Tenant's Contractor wrongfully cause damage to the work or property of the other party, or to other work on the site, the party causing such damage shall promptly remedy such damage.

        (vi) Should Landlord's Contractor or Tenant's Contractor wrongfully cause damage to the work or property of any separate contractor, the party causing such damage shall upon due notice promptly attempt to settle with such other contractor by agreement, or otherwise to resolve the dispute.

       (vii) Due care shall be exercised by Tenant's Contractor and Landlord's Contractor during all operations of the work to protect and restore the work and work of other contractors along with all other property of Landlord, Tenant and other contractors from all damage, including, but not limited to, caulking, patching and painting.

      (viii) Landlord's Contractor and Tenant's Contractor shall reasonably cooperate and work with the architects, consultants and space planners engaged by Landlord and Tenant and coordinate their work pursuant to the Lease with all of said parties as may be reasonably necessary for the timely progress and proper completion of the project.

        (ix) If any part of Landlord's Contractor's work depends for proper execution or results upon the work of Tenant's Contractor, Landlord shall upon discovery promptly report to Tenant's designated representative any apparent discrepancies or defects in such work that renders it unsuitable for such proper execution and results. If any part of Tenant's Contractor's work depends for proper execution or results upon the work of Landlord's Contractor, Tenant shall upon discovery promptly report to Landlord's designated representative any apparent discrepancies or defects in such work that renders it unsuitable for such proper execution and results.

    37. OPTIONS TO EXTEND TERM. Subject to the terms of this Article 37, the Term may be extended, at the option of Tenant, for two (2) successive periods of five (5) years each, each such period being herein sometimes referred to as an "Extended Term" (and constituting part of the "Term"), as follows:

    (A) Each option to extend the Term for an Extended Term must be exercised by Tenant by (1) delivery to Landlord, not more than


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

thirty (30) months and not less than twenty-four (24) months prior to the commencement of the applicable Extended Term, of a non-binding written notice of Tenant's good faith intent to exercise such option and (2) delivery to Landlord of a binding written notice exercising such option no less than eighteen (18) months prior to the commencement of the applicable Extended Term; provided, however, in no event shall such binding written notice be required to be delivered earlier than fifteen (15) days after the final determination of Extension Term Rent pursuant to Paragraph (D) below and, if applicable, Article 38 hereof. Tenant shall not have the right to extend the Term beyond the last day of the three hundredth (300th) full calendar month of the Term (as extended pursuant to this Article 37). Any termination of this Lease or any termination of Tenant's right of possession hereunder during the initial Term hereof or during an Extended Term shall terminate all rights to extend granted hereunder. If Tenant shall fail to give Landlord timely notice of its exercise of an option herein contained (or, in the case of the second option to extend, if Tenant shall fail to exercise such first option to extend), Tenant shall be deemed to have waived such option to extend the Term hereof and such option and subsequent option, if any, shall thereupon become null and void.

    (B) Each Extended Term shall be on the same terms, covenants and conditions of this Lease, except for the provisions of Articles 33, 34, 35, 36, 40, and 41 hereof, and except for the determination of Base Rent as hereinafter provided. Article 4 hereof, providing for the payment of rent adjustments with respect to increases in Operating Expenses and Ownership Taxes, shall be applicable to any Extended Term, provided that the Base Year used in the calculation of such rent adjustments in any Extended Term shall be the calendar year in which such Extended Term begins.

    (C) The Base Rent during any Extended Term (herein referred to as "Extension Term Rent") shall be at a rate equal to ninety five percent (95%) of the Fair Market Rent (as defined in Article 38 hereof) during each Extended Term, which Fair Market Rent shall be calculated in advance but as of the first day of the applicable Extended Term rather than as of the date such calculation is made; provided, however, that the calculation so made shall be final and shall not be remade on the first day of any such Extended Term. The calculation shall reflect the full length of the Extended Term, and shall be recalculated for any subsequent Extended Term.

    (D) Landlord shall provide Tenant with Landlord's calculation of Fair Market Rent, and the resulting percentage thereof to be paid by Tenant pursuant to the preceding Paragraph (C) during the succeeding Extended Term, no later than one month after delivery of Tenant's non-binding written notice under Paragraph (A) above. If Tenant notifies Landlord in writing within ten (10) days after delivery of Landlord's calculation of the Fair Market Rent that Tenant contests Landlord's calculation and the parties cannot within ten (10) days after delivery of such notice by Tenant ("the


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

Negotiation Period") reach agreement on the Fair Market Rent payable during any such Extended Term, then the Fair Market Rent shall be determined in accordance with the procedures set forth in Article 38 hereof.

    (E) Tenant may extend the Term either as to all of the Premises as are demised to Tenant on the date of Tenant's exercise of such applicable option to extend or only as to the portion of the Premises located on the fourth (4th) floor of the Building; provided that Tenant may add to the Premises in connection with the extension of the Term so much of Expansion Space A as is then occupied by Landlord's beneficiary or its managing agent, subject to and in accordance with the provisions of Article 34(E). Tenant's non-binding notice and binding notice of exercise of any option shall specify the area and location of the Premises as to which Tenant desires to extend the Term.

    (F) Tenant's rights to exercise its option to extend the Term of this Lease for any Extended Term are subject to the condition that Tenant is not in monetary default or in default under any of the other material terms, covenants or conditions of this Lease at the time that Tenant delivers its written notice to Landlord of the exercise of any such option to extend for an Extended Term, or upon the commencement of such Extended Term unless Landlord, in its absolute discretion, elects in writing to waive such condition to the effective exercise of the option (provided the foregoing shall not affect or limit Landlord's rights to enforce any defaults of Tenant pursuant to Article 15 hereof). Notwithstanding the foregoing, if the existence of any such default shall, pursuant to the foregoing, make ineffective the exercise of such option, such exercise shall nevertheless become effective as of the originally scheduled date if such default is cured within the earlier of (i) any applicable cure or grace period specified in Article 15 hereof or (ii) thirty (30) days after delivery of notice of such default by Landlord to Tenant.

    (G) In the event Tenant exercises any option pursuant to this Article 37, Tenant shall accept the Premises in "as is" condition.

    (H) In the event Tenant exercises any option pursuant to this Article 37, Tenant and Landlord agree to enter into an amendment to this Lease setting forth the terms applicable to such Extended Term within ninety (90) days after the date Tenant gives binding notice of its exercise of an option to extend the Term of this Lease for an Extended Term.

    (I) The options to extend granted pursuant to this Article 37 are personal to CCC (and any Successor or Affiliate to whom this entire Lease has been assigned in compliance with Article 12) and may not be exercised by or for the benefit of any other party. Any termination of this Lease or of Tenant's right to possession under this Lease shall extinguish and cancel all rights of Tenant under this Article 37.

    38.  FAIR MARKET RENT; ARBITRATION PROCEDURES.

    (A) "Fair Market Rent" for the Premises with respect to any Extended Term shall mean the fair rental, as of the date for which such Fair Market Rent is being calculated, per annum per rentable square foot for comparable space for a comparable term, by reference to comparable space in the Building, and in other buildings comparable to the Building in quality and location, but excluding those leases where the tenant has an equity interest in the property. The Fair Market Rent shall be determined on the basis of a fixed base rent per square foot without rent adjustments of any kind (other than rent adjustments with respect to increases in Operating Expenses and Ownership Taxes as provided in
Article 4 hereof and, with respect to Fair Market Rent for any Extended Term, using as a Base Year the calendar year in which the respective Extended Term commences), whether in the nature of CPI adjustments, step increases or otherwise (the economic value of any such adjustments then customarily applicable in the market to be reflected instead in the determination of such base rent), and taking into account in the calculation of such base rent (as a decrease in the otherwise applicable base rent) any then market tenant improvement allowance or concession, free rent concession, or other concessions, allowances or inducements (other than tenant equity interests in the property) of any kind then customarily available in the market (such concessions, allowances or inducements not to be separately stated or paid with respect to any Extended Term).

    (B) In the event Tenant disagrees with Landlord's determination of Fair Market Rent at any time and the parties thereafter reach agreement on such Fair Market Rent (and resulting Extension Term Rent) during any Negotiation Period described in Article 37 hereof, such Fair Market Rent (and resulting Extension Term Rent) shall be reflected in the lease amendment required to be executed by Landlord and Tenant pursuant to Article 37 hereof.

    (C) In the event Landlord and Tenant are unable to reach agreement on the calculation of Fair Market Rent during any Negotiation Period described in
Article 37 hereof, then in any such event the Fair Market Rent shall be determined in accordance with the following arbitration procedures:

         (i) Within five (5) days after the expiration of any such Negotiation Period, Landlord and Tenant shall each simultaneously submit to the other in a sealed envelope its good faith estimate of the Fair Market Rent. If the higher of such estimate is not more than one hundred five percent (105%) of the lower of such estimates, then the Fair Market Rent shall be the average of the two estimates. Otherwise, within five (5) days after such exchange of estimates, either

    Landlord or Tenant may submit the question to arbitration in accordance with clause (ii) below.

        (ii) If Landlord and Tenant are unable to agree upon the Fair Market Rent by exchange of estimates or otherwise, then either party may, by written notice to the other delivered within five (5) days after such exchange, require that the dispute be resolved by arbitration. Within seven (7) days after receipt of such notice, Landlord and Tenant shall select, to act as an arbitrator, an independent MAI appraiser with experience in real estate activities, including at least ten (10) years' experience in appraising office space in the downtown Chicago area. If the parties cannot agree on such an appraiser, each party shall then within a period of seven (7) days thereafter select an independent MAI appraiser meeting the previously-described criteria, and within a third period of seven (7) days after the appointment of the last of the two appraisers to be appointed, the two appointed appraisers shall select a third appraiser meeting the aforementioned criteria, and all three of such appraisers shall independently determine the Fair Market Rent (each such independent determination of the Fair Market Rent shall be called an "Appraised Rent"). If one party shall fail to make an appointment of an appraiser within the foregoing seven (7) day period, then the appraiser chosen by the other party shall choose the other two appraisers.

       (iii) Once the appraiser (or appraisers if the parties cannot agree on a single appraiser) has been selected as provided in clause (ii) above, then, as soon thereafter as practicable but in any case within fourteen
    (14) days after the selection of such appraiser (or the last of such appraisers, as the case may be) the single appraiser's Appraised Rent or the average of the two closest Appraised Rents (in the case of more than one appraiser) shall be calculated in accordance with the criteria described in Paragraph (A) of this Article 38 (such average shall be called the "Average Appraised Rent") and the appraiser (or appraisers, as the case may be) shall select one of the two estimates of Fair Market Rent submitted by Landlord and Tenant pursuant to Article 38(C)(i), which shall be the one that is closer to the Appraised Rent or Average Appraised Rent, as the case may be. Landlord and Tenant agree that the estimates submitted by Landlord and Tenant to each other shall not be furnished to the appraiser(s) until the appraisers have informed Landlord and Tenant of the Appraised
    Rent or Average Appraised Rent, as the case may be, as determined by them. The value so selected shall be the Fair Market Rent (which shall be adjusted pursuant to Article 37(C) to reflect the Extended Term Rent payable with respect to the option then exercised by Tenant). The decision of the appraiser(s) as to the Fair Market Rent shall be submitted in writing to, and be final and binding on, Landlord and Tenant. Landlord and

    Tenant shall share equally the costs of the appraisers who participated in the foregoing procedure. Any fees of any counsel engaged directly by Landlord or Tenant, however, shall be borne by the party obtaining such counsel.

    39. RIGHT OF FIRST OFFER. In the event that from time to time at any time during the Term, including any Extended Term, any space on the fourth (4th) floor of the Building becomes available for leasing by third parties, Tenant shall have and is hereby granted the right to add such space to the Premises demised hereunder, subject, however, to any option, first refusal rights or other rights, then existing of other tenants with respect to any such space and also subject to Landlord's right to offer any such space for renewal to Chicago Teachers Union (with respect to the space currently leased to it) or for renewal to any tenant then occupying any portion of the fourth (4th) floor which is included in Expansion Spaces B, C-1, C-2 and D (with respect to any portion of such Expansion Spaces). Landlord shall notify Tenant in writing of the availability of such space from time to time and the rental rate and other economic terms and conditions at which Landlord is prepared to offer such space to a third party in good faith (including all rent concessions and other allowances and assuming that the space were to be taken "as is") . Tenant shall have thirty (30) days from receipt of such notice from Landlord within which to notify Landlord in writing of its acceptance of such offer to add such space to the Premises at the rental and on the economic terms and conditions set forth in Landlord's notice to Tenant; provided that the time period for which such space shall be added to the Premises on such terms and conditions shall expire not later than the date as of which such space is added to the Premises pursuant to an expansion option under Article 34. In the event Tenant does not so notify Landlord within said 30-day period of its acceptance of such offer and thereafter promptly enter into a lease amendment which adds such space to the Premises on such terms, Landlord may thereafter lease such space to any other third party and Tenant shall have no further right or interest in such space during the term of such third party lease (except to the extent of the rights granted to Tenant in Article 34 above) . If such space again becomes available (as described in the first sentence of this Article 39), Landlord shall again offer such space to Tenant in accordance with the foregoing provisions. Notwithstanding anything in this Lease to the contrary, Tenant agrees to accept any space offered to Tenant pursuant to this Article 39 in an "as is" condition as existing on the date such space is to be added to the Premises, subject to any allowances for improvements included in the offer to lease the space.

    Any termination of this Lease or of Tenant's right to possession under this Lease shall extinguish and cancel all rights of Tenant under this Article 39. The right of first offer granted pursuant to this Article 39 is personal to CCC (and any Successor or Affiliate to which this entire Lease has been assigned in compliance with Article 12) and may not be exercised by or for the benefit of any other party; nor may this right be exercised by Tenant at any time that more than 20,000 rentable square feet of the Premises then demised hereby are subject to an assignment or sublease. In the event Tenant exercises any right under this Article 39, Tenant agrees in each case to enter into a lease amendment setting forth the terms thereof within ninety (90) days after exercise of such right by Tenant.

    40. TENANT EQUIPMENT/FURNITURE LEASE. Landlord hereby agrees, at the request of Tenant, to acquire and lease to Tenant, pursuant to an operating lease (the "Operating Lease") on terms and conditions (including, without limitation, default and acceleration provisions) satisfactory to Landlord consistent with commercial practice, furniture and equipment for use in the Premises in an amount, measured by cost to the Landlord, not to exceed Five Hundred Thousand Dollars ($500,000.00). The Operating Lease shall be for a term of five (5) years and shall provide for an option to purchase by Tenant upon the expiration of the lease term at a purchase price equal to the then fair market value of the leased furniture and equipment. The monthly lease payment under the Operating Lease shall be $9,502.33 per month; provided, however, in the event the cost to Landlord of the furniture and equipment acquired by Landlord and leased to Tenant is less than $500,000.00, then the monthly lease payment under the Operating Lease shall be reduced by an amount equal to $.02142 for every One Dollar ($1.00) by which the cost of such furniture and equipment is less than $500,000.00; provided, further, however, that in no event shall the monthly lease payment be reduced below $1.00. The Operating Lease shall further require Tenant to maintain the leased items in a reasonable condition and to maintain commercially reasonable property insurance on the leased items, which insurance shall designate Landlord as an additional insured; and Tenant shall bear all risk of loss with respect to loss of or damage to the leased items. A default under this Lease shall constitute a default under the Operating Lease, and a default under the Operating Lease shall constitute a default under this Lease. At the election of Landlord, either the monthly lease payment will be increased to account for any City of Chicago and other lease taxes applicable to the Operating Lease or, if permitted by law, Tenant shall pay any such tax directly to the taxing authority.

    If Tenant applies a portion of the Landlord's Contribution under Article 35 to the acquisition of furniture and equipment and also requests Landlord to enter into the Operating Lease, Landlord shall have the right, subject to the reasonable business requirements of Tenant, to select which furniture and equipment shall be acquired by Landlord and leased to Tenant pursuant to the Operating Lease.

41. 640 NORTH LASALLE STREET LEASE.

    (A) Pursuant to various leases dated as of October 28, 1985; November 25, 1986; December 15, 1986; January 23, 1987; October 30,

1987; and July 17, 1990, as amended from time to time between Tenant and MAC Management Co., Inc., as agent for the sole beneficiary of Amalgamated Trust & Savings Bank, as Trustee under Trust Agreement dated May 1, 1987 and known as Trust No. 5261 (as assignee of Trust No. 3724), Tenant is currently leasing certain space consisting of approximately 59,016 rentable square feet (the "LaSalle Street Space") in the building known as 640 North LaSalle Street, Chicago, Illinois for a term expiring on November 30, 1996 (the "LaSalle Street Lease"). Tenant covenants and agrees to perform all obligations of the tenant under the LaSalle Street Lease and to maintain the LaSalle Street Lease in good standing and full force and effect for the balance of the term thereof. Subject to the provisions of the LaSalle Street Lease, Landlord is hereby granted the right to market such space to procure an assignment or sublease of the LaSalle Street Lease. Landlord shall be responsible for any costs of such subleasing or assignment, including brokers' fees, allowances, improvements and similar expenses. Tenant agrees to cooperate with Landlord and any broker engaged by Landlord in connection with such assignment or subleasing, including reasonable financial approval of any proposed assignee or sublessee, and agrees to execute any documents necessary to effect such assignment or sublease or to effect a cancellation of all or any portion of the LaSalle Street Lease. In connection with such assignment and subleasing activities, Tenant further agrees to act in a reasonable manner as if Tenant were subletting or assigning such LaSalle Street Space for its own account and Tenant agrees to prepare a form of sublease for use in subletting the LaSalle Street Space which sublease form shall be subject to Landlord's reasonable approval. Subject to the provisions of this Paragraph (A) and Paragraph (D) below, any revenues derived from any assignment or sublease of the LaSalle Street Space shall be paid to Landlord, at Landlord's direction, either directly by such assignee or sublessee or promptly by Tenant upon Tenant's receipt of such sums. Landlord does not hereby assume and shall have no obligation to perform, any of Tenant's obligations (including without limitation the payment of rent) under the LaSalle Street Lease. Landlord agrees that Tenant shall not incur any additional financial obligations in excess of those specified in the LaSalle Street Lease due to any acts of any such subtenant or assignee [other than Tenant's affiliate described below in Paragraph (D)] and Landlord shall protect, indemnify, defend and save Tenant, its officers, directors, agents, beneficiaries, partners and employees harmless from and against any and all liabilities, costs, claims, damages, obligations and expenses arising out of any sublease or assignment entered into pursuant to this Article 41 [except for the sublease to the affiliate of Tenant described below in Paragraph
(D)]; provided, however, such indemnity obligation of Landlord shall in no event exceed and is limited to the extent of any net revenues received by Landlord from such assignee or subtenant pursuant to this Article 41.

    (B) Tenant agrees to make available for sublease or assignment the LaSalle Street Space and to move its business operations to the Premises within ten (10) calendar days of the Commencement Date (as determined in accordance with Article
1). If Tenant fails to make available for sublease or assignment the LaSalle Street Space and to move its business operations to the Premises within ten (10) calendar days of the Commencement Date (subject to extension for not more than thirty (30) calendar days on account of Force Majeure events preventing the accomplishment of Tenant's move from the LaSalle Street Space to the Premises) (such date, as so extended, is referred to herein as the "Final Availability Date") , then Tenant (in addition to Tenant's obligation to pay rent with respect to the Premises pursuant to the terms of this Lease) shall pay Landlord rental for the LaSalle Street Space for such period after the Final Availability Date that Tenant continues to fail to make such space available for sublease or assignment and to move its business operations to the Premises at the rate of
(i) $1,639.33 per day for the first fifteen (15) calendar days following the Final Availability Date, (ii) $24,590 in advance for the next fifteen (15) calendar day period or portion thereof, and (iii) thereafter, $49,180 in advance for each thirty (30) calendar day period or portion thereof; and Tenant shall indemnify Landlord for any loss, cost and expense incurred by Landlord (net of the rental paid to Landlord by Tenant for the LaSalle Street Space pursuant to this sentence) on account of Landlord's inability to sublet or assign, or delay in such subletting or assignment, to a third party due to Tenant's failure to make the LaSalle Street Space available for sublease or assignment as provided herein. Tenant represents that it is not Tenant's intent to abandon the LaSalle Street Space and agrees to take commercially reasonable steps to avoid the making of such space available for subleasing or assignment an abandonment thereof.

    (C) Tenant represents and warrants that: the copy of the LaSalle Street Lease previously delivered by Tenant to Landlord is a true and complete copy thereof; there are no other agreements relating to the LaSalle Street Space between Tenant and any subtenant or assignee of Tenant (except as disclosed pursuant to the following Paragraph (D) as to occupancy by an affiliate of Tenant); and the LaSalle Street Lease is in full force and effect and Tenant is not in default in the performance of its obligations thereunder. Tenant agrees to use reasonable efforts to deliver to Landlord within thirty (30) days after the date of execution of this Lease, an estoppel certificate executed by the landlord under the LaSalle Street Lease, in the form described above in Article 30, with respect to the LaSalle Street Lease. Landlord agrees not to exercise any option of Tenant under the LaSalle Street Lease to extend the term thereof or expand the LaSalle Street Space unless Landlord obtains a release of Tenant's obligations under the LaSalle Street Lease with respect to such extension term or expansion space, as the case may be.

    (D)  Landlord and Tenant acknowledge and agree that GIS Information
Systems, Inc., an affiliate of Tenant, currently occupies approximately 2,000 rentable square feet of the LaSalle Street Space and Tenant agrees that Tenant shall either cause such affiliate to make the space occupied by it available for subleasing at the same time and in the same manner as the balance of the LaSalle Street Space is made available for subleasing pursuant to this Article 41 or, in the alternative, if such affiliate intends to continue to occupy such space after the balance of the LaSalle Street Space is made available for subleasing, then within thirty (30) days after the date of execution hereof, such affiliate shall enter into a written sublease with Tenant for such space on terms and conditions reasonably satisfactory to Landlord, which sublease shall be for a term determined by Tenant and such affiliate; provided that such sublease shall provide that it may be terminated by Landlord at any time upon ninety (90) days written notice to Tenant that Landlord is discussing with a prospect the sublease or assignment of any or all of the LaSalle Street Space. Such sublease shall also provide that such affiliate shall cooperate with Landlord in all reasonable ways in making the LaSalle Street Space available for showing to prospective subtenants and assignees. Any revenues derived from any such sublease may be retained by Tenant. At Landlord's direction, in accordance with the terms and conditions of this Article 41, all or any part of the LaSalle Street Space may be sublet or assigned, and possession of such space given to an assignee or subtenant, prior to the termination of such affiliate's sublease (but subject to such affiliate's rights as to the space sublet to it), and in such event Tenant shall separate and secure such affiliate's space from the balance of the LaSalle Street Space in a manner reasonably satisfactory to Landlord.

    42.  COVENANT OF QUIET ENJOYMENT; MORTGAGEE'S APPROVAL.

    (A) Landlord covenants that Tenant, upon paying the Base Rent, rent adjustments and other payments provided for herein, and upon keeping, observing and performing all other terms, covenants, conditions and agreements herein contained on the part of Tenant to be kept, observed and performed, shall, during the Term, as extended, peaceably and quietly have, hold and enjoy the Premises subject to the rights of any mortgagee and the terms, covenants, conditions and agreements hereof free from hinderance by Landlord or any other person claiming by, through or under Landlord.

    (B) This Lease is subject to the approval of the current mortgagee for the Property. Landlord agrees to use reasonable efforts to obtain approval of this Lease from such mortgagee as promptly as possible. Any delay in obtaining such consent beyond sixty (60) days after the date of execution and delivery of this Lease shall constitute a Landlord Delay to the extent it delays the completion of Tenant's Work beyond the otherwise applicable Commencement Date, and the Commencement Date shall be extended one (1) day for each day that any such Landlord Delay delays completion of Tenant's Work. If such mortgagee fails to approve this Lease or raises objections to this Lease within such sixty (60) day period, and Landlord and Tenant have not negotiated changes to this Lease satisfactory to such mortgagee or otherwise satisfied the objections of such mortgagee within ninety (90) days after execution and delivery of this Lease, then either party may terminate this Lease by delivery of written notice to the other party; provided, however, that Landlord shall have such right only if it has used reasonable efforts to obtain the approval of such mortgagee.

    43. ENTIRE AGREEMENT.

    Except as expressly otherwise provided herein, this Agreement, together with all of the exhibits attached hereto, constitutes the entire understanding between Landlord and Tenant as to the subject matter hereof and supersedes all prior agreements between the parties hereto about such matters, and all of the representations and obligations of Landlord and Tenant are contained herein.

    44. TRUSTEE CLAUSE. It is expressly understood and agreed that this Lease is executed on behalf of LASALLE NATIONAL TRUST, N.A., not personally but as Trustee aforesaid, in the exercise of the power and authority conferred upon and invested in it as such Trustee, and under the direction of the beneficiaries of a certain Trust Agreement dated May 27, 1981, and known as Trust No. 104000. It is further expressly understood and agreed that LASALLE NATIONAL TRUST, N.A., as Trustee aforesaid, has no right or power whatsoever to manage, control or operate said real estate in any way or to any extent and is not entitled at any time to collect or receive for any purpose, directly or indirectly, the rents, issues, profits or proceeds of said real estate or any lease or sale or any mortgage or any disposition thereof. Nothing in this Lease contained shall be construed as creating any personal liability or personal responsibility of the Trustee or any of the beneficiaries of the Trust, or any of their respective officers, directors, beneficiaries, partners, agents, and employees, and in particular, without limiting the generality of the foregoing, there shall be no personal liability to pay any indebtedness accruing hereunder or to perform any covenant, either expressly or impliedly herein contained, or to keep, preserve or sequester any property of said Trust or for said Trustee to continue as said Trustee; and that so far as the parties herein are concerned the owner of any indebtedness or liability accruing hereunder shall look solely to and attempt to collect solely from the trust estate from time to time subject to the provisions of said Trust Agreement for payment thereof, Tenant hereby expressly waiving and releasing said personal liability and personal responsibility of the Trustee and any of the beneficiaries of the Trust, and any of their respective officers, directors, beneficiaries, partners, agents and employees on behalf of itself and all persons claiming by, through or under Tenant.

    IN TESTIMONY WHEREOF, the parties hereto have caused this instrument to be executed as of the day and year first above written.


                                       LANDLORD:

                                       LASALLE NATIONAL TRUST, N.A., as
                                       successor trustee to LASALLE NATIONAL
                                       BANK, not individually but as Trustee
                                       under a Trust Agreement dated May 27,
                                       1981, and known as Trust No. 104000,
                                       as aforesaid.

                                       By:  /s/
                                            ---------------------------------
                                            Sr. Vice President


                                       TENANT:

                                       CCC INFORMATION SERVICES INC., a
                                       Delaware corporation



                                       By:  /s/
                                            ---------------------------------
                                            Its:  Vice Chairman and Chief
                                                  Financial Officer
                                                  ---------------------------

                                     CERTIFICATE
                             (If Tenant is a Corporation)

I, Margaret A. Williford, Assistant Secretary of CCC Information Services Inc., Tenant, hereby certify that the foregoing Lease has been authorized by all necessary corporate action on behalf of Tenant, the officer(s) executing the foregoing Lease on behalf of Tenant was/were duly authorized to act in his/their capacities as Vice Chairman and Chief Financial Officer and his/their action(s) are the action of Tenant.

(Corporate Seal)


                                       /s/ Margaret A. Williford
                                       --------------------------------------
                                       Assistant Secretary

                            SCHEDULE OF EXHIBITS


          EXHIBIT A        PLAN OF PREMISES

          EXHIBIT A-1      EXPANSION SPACES

          EXHIBIT B        DESCRIPTION OF ALLOCATION BETWEEN RETAIL
                           CENTER AND NON-RETAIL SECTION OF THE BUILDING

          EXHIBIT C        EXAMPLE STATEMENT REGARDING OPERATING
                           EXPENSES AND OWNERSHIP TAXES

          EXHIBIT D        JANITORIAL SPECIFICATIONS

          EXHIBIT E        SHELL AND CORE WORK

          EXHIBIT F        RATES FOR LANDLORD'S SUPERVISION AND GENERAL
                           CONDITIONS

          EXHIBIT G        LIST OF APPROVED CONTRACTORS

                                EXHIBIT B

                             Merchandise Mart
                    Retail Cost Allocation Guidelines


Accounting guidelines for charging direct retail costs and allocating common building costs between retail and non-retail components of the building are as follows:

DIRECT RETAIL COSTS

Costs directly associated with and exclusively benefiting the retail mall are fully absorbed by the retail component of the building. These cost include Shops At The Mart administrative offices, mall promotion, retail leasing, food court cleaning and retail freight elevators.

In lieu of allocating the operating cost of the passenger elevators/escalators between retail and non-retail, the cost of operating the escalators between the first and second floors* is fully absorbed by the retail component and the cost of operating the passenger elevators along with the cost of operating the escalator between second and third floor are charged to the nonretail component of the building (unless the third floor is ever converted to retail in which case the escalator between the second and third floor shall be charged to retail).
*including the escalator serving only the first floor

DIRECT RETAIL COSTS PARTIALLY ALLOCATED TO NON-RETAIL

These costs are directly associated with the first and second floors but benefit all of the floors of the building. This category of costs includes security, after hours staffing of concierge desk (after 5 pm and weekends), cleaning and maintenance of the first and second floors. 40.3% of these costs are allocated to the non-retail component of the building. 40.3% is the percentage relationship between the first and second floor common area requirement assuming a non-retail use and the existing retail common area on the first and second floors.

COMMON BUILDING COSTS

These costs are allocated between retail and non-retail using one of the following two allocation methodologies:

 - Useable square feet with retail representing 8.5% of the total building useable area. Cost allocated using this allocation percentage include: general building lighting, common area water consumption, concierge desk staffing - regular business hours, exterior maintenance, window cleaning - floors 3 through 25 and loading dock.

                              Merchandise Mart
                     Retail Cost Allocation Guidelines


COMMON BUILDING COSTS (CONT'D)

 - Rentable square feet with retail representing 10.8% of the total building rentable area. Cost allocated on a rentable square foot basis are those originally derived using rentable square feet and include security alarm and liability insurance costs. Since rentable square feet by definition includes common areas, 40.3% of these costs are reallocated to non-retail component of the building.

HEATING, VENTILATION AND AIR CONDITIONING

Heating costs are allocated between retail and non-retail components of the building based upon rentable square feet. Ventilation and air conditioning costs are allocated based upon air volume requirements measured in cubic feet per minute ("CFM").

REAL ESTATE TAXES

Real estate taxes are allocated between the retail and non-retail components of the building using the same methodology that is adopted by the tax assessor's office in determining the building's overall assessed valuation; the income approach. If the assessor's office ever changes the methodology, Landlord agrees that the allocation of total building taxes to the retail shall not be less than the retail's proportionate share of the total building useable area (8.5%).

The assessor's office requires The Merchandise Mart to submit two independent appraisals. The appraisals provide the ability to segregate retail from the balance of the building in order to establish the allocation base. Historically the appraisals have been very close and the assessment has reflected these appraisals. In the event there is a discrepancy the appraisal closest to the assessment will be used.

While employing this approach a percentage relationship between "retail income before real estate taxes" and "total building income before real estate taxes" is developed. This percentage is used to allocate a portion of the building real estate taxes to the building's retail component. Changes in the percentage coincide with the any tax reassessment.

                                    EXHIBIT C

                                RENT ADJUSTMENTS
                                  Page 1 of 2


TENANT:
BASE YEAR:  1993
CURRENT OPERATING YEAR: 1994
- --------------------------------------------------------------------------------

TENANT'S PROPORTIONATE SHARE

                               Applicable Increase   Proportionate      Proportionate
                                from page 2 of 2    Share Percentage    Share Amount
                              --------------------  ----------------    -------------

   Real estate tax                $                                         $
                                  ------------
   Operating expenses

            wages

            non-wage items

     Utilities

     Insurance
                                  ------------
       Total operating expenses
                                  ------------

   Tenant cleaning                                        100.00%
                                  ------------                               -----------

   Total rent adjustment

   Monthly installment amount
     previously billed                                                       (          )
                                                                             ------------
Additional amount due                                                        $
                                                                             ------------
                                                                             ------------

                                RENT ADJUSTMENTS
                                  Page 2 of 2

TENANT:
BASE YEAR: 1993
CURRENT OPERATING YEAR: 1994
- --------------------------------------------------------------------------------

                                                                       Increase-
                                                                        Current
Real Estate Taxes                               Base         Current   Over Base
- -----------------                               ----         -------   ---------
     Taxes Paid                                            $
     Plus outside services
     Less refunds received
                                                           ---------
         Total tax                           $             $           $
                                             -----------   ----------  ------------
                                             -----------   ----------  ------------
Operating Expenses
- ------------------

     Administration                          $             $           $
     General cleaning
     Repairs and maintenance
     Security
                                             -----------   ----------  ------------
         sub-totals
                                             -----------   ----------  ------------





                                             -----------   ----------  ------------

                                             -----------   ----------  ------------

Utilities

Insurance

         Total operating expenses            $             $           $
                                             -----------   ----------  ------------
                                             -----------   ----------  ------------

Tenant Cleaning                              $             $           $
- ---------------                              -----------   ----------  ------------
                                             -----------   ----------  ------------

                                 EXHIBIT D

                            JANITORIAL SERVICES


I.     NIGHTLY:  Monday through Friday (Holidays excluded)

       - Dust mop, using a treated mop, all vinyl asphalt, rubber, and similar types of flooring. This includes removal of gum and other similar substances using a scraping device.

       -     Vacuum all common carpeted areas within tenant space.

       -     Remove spots from carpeted areas, if possible.

       - Hand dust and wipe clean with a chemically treated cloth furniture, file cabinets, cleared desk tops, counter tops, and horizontal surfaces.

       - Remove spots from all painted surfaces, entrance doors, glass walls, and wall covering (except fabric) as necessary.

       -     Remove all gum and foreign matter in sight.

       - Empty all waste receptacles and remove waste paper and waste materials to a designated area.

       -     Spot mop floors for spillages, etc.

       -     Empty and damp wipe all ash trays.

       - Upon completion of work, all slop sinks are to be thoroughly cleaned and cleaning equipment and supplies stored neatly in locations designated by Building Manager's Office.

       -     Clean elevator cabs, including floors.

       -     Sweep clean loading dock areas.

       - In corridors and lobby, dust and wipe clean mail chutes, mail depository door glass, metal door knobs, kick plates, and directional signs.

II.    WEEKLY:

       -     Completely vacuum all carpeted areas.

       -     Dust all baseboards, low level ledges, sills and moldings (under
             8 ft.).

       -     Damp mop high traffic resilient tile areas.

       - Wash all glass entrance doors side panels and glass walls inside and out.

III.   MONTHLY:

       - Dust all picture frames, charts, and venetian blinds which are not reached in nightly cleaning.

       -     Buff all tile floor areas.


10/91

IV.    QUARTERLY:

       -     Dust exterior of lighting fixtures.

       -     Vacuum all air conditioning vents, grills, etc.

       -     Vacuum upholstered furniture.

V.     SEMI-ANNUALLY:

       -     Vacuum all vertical partitions and fabric.

LAVATORIES

I.     NIGHTLY:  Monday through Friday

       -     Clean and sanitize all toilet bowls, urinals, and wash basins.

       -     Clean and polish all chrome and stainless steel fittings.

       -     Clean and sanitize toilet seats.

       -     Clean and polish all glass and mirrors.

       -     Empty trash receptacles and insert new liners where required.

       - Wash and sanitize counter tops and exteriors of all trash receptacles.

       -     Spot clean all partitions and remove graffiti.

       -     Spot clean walls, doors, and trim.

       -     Damp mop and sanitize tile floors.

       -     Refill all dispensers to normal limits.

II.    QUARTERLY:

       -     Machine scrub tile floors.

       -     Wash partitions.

       -     Dust or vacuum all vents and grills.

       -     Wash ceramic tile walls.

       -     Clean high level ledges and sills.

III.   ANNUALLY:

       -     Strip, seal and refinish.

10/91

LOBBIES, CORRIDORS, STAIRWELLS & ELEVATORS

I.     NIGHTLY:  Monday through Friday

       -     Vacuum all carpeted areas, including edges.

       -     Remove spots from carpet, if possible.

       -     Spot clean all doors, trim, and walls.

       -     Clean and sanitize drinking fountains.

       -     Spot clean and vacuum/mop all elevators.

       -     Damp mop all hard surface floors.

       -     Clean Directories.

       -     Dust low level ledges, sills and moldings.

       -     Empty trash receptacles and remove waste to designated area.

       -     Empty ash trays.

II.    WEEKLY:

       -     Spray and buff all hard floor surfaces.

       -     Dust high level ledges, sills and molding (under 8 ft.).

       -     Completely clean glass doors, partitions and trim.

III.   QUARTERLY:

       -     Dust/vacuum vents and grills.

MISCELLANEOUS

- -      Cleaning of kitchens (appliances, utensils, dishes and above standard cleaning) and computer rooms is the responsibility of the tenant.

- -      Sidewalks, roadways which service The Mart Center, and parking entrances will be kept clear of ice and snow.

- -      Sidewalks, entrances and loading docks to be kept clear of debris.

- -      Lobby floor mats to be put out in lobby during inclement weather.

- -      Window washing of the inside and outside of those windows in the
       Building's perimeter walls which are situated in the Premises at intervals to be determined by Landlord, but not less than three times per year.

1/93

                                     EXHIBIT E

                                  CCC OFFICE SPACE
                            MERCHANDISE MART - 4TH FLOOR
                                   SHELL CONDITION


Separate and apart from the Tenant Improvement Allowance, Landlord shall, at its cost, provide the following which may be constructed simultaneously with the Tenant Improvements and are in accordance with discussions with CCC's representatives:

1. DEMOLITION - Removal of existing construction, including walls, ceilings, finishes and systems. Existing sprinkler system and ductwork identified by Tenant as being salvaged will not be removed.

2. WINDOWS - Replace all existing north elevation exterior wood windows with new aluminum clad double pane windows to match those installed on the east and south elevations.

3. HVAC - Existing perimeter heating will be modified with new controls. The fan systems located on the 4th floor serving the area to be occupied by CCC will be renovated to provide adequate cooling for an 80% diversified average electrical load of 4.5 watts/square foot. New controls and coils will be installed, valves, and drip pans will be replaced. The fan systems will be cleaned. Landlord will clean existing ductwork that is to remain. Balance of ductwork is CCC's responsibility.

4. LIFE SAFETY - Exit stair doors, frames and hardware will be modified, if necessary, to comply with applicable codes.

5. Landlord will provide within the Tenant space riser cables to which the Tenant may connect its Life Safety System.

6. Floors will be leveled to 1/2 inch in ten feet. At transition areas, the floor slope may be greater. Transition areas are defined as adjacent to the building core elements including, stairwells, restrooms, elevators, fan rooms, closets and shafts.

7. Landlord will provide at the exterior walls primed metal convection covers, drywall pilasters taped and sanded and standard window blinds.

8. New demising partitions will be metal studs with drywall on the side away from the Tenant space. Existing demising partitions will remain in existing condition.

                                      EXHIBIT E

                                   CCC OFFICE SPACE
                             MERCHANDISE MART - 4TH FLOOR
                                   SHELL CONDITION


9. Landlord has provided an operational sprinkler system, with mains and branches. Tenant is responsible for all modifications to the system.

10. Landlord will allow Tenant to use freight elevators at no cost. Tenant will try to schedule all freight elevator usage during regular operation, which is from 6:30 a.m. to 6:00 p.m. on Weekdays and on Saturdays from 8:00 a.m. to 2:30 p.m.

11.  Landlord will pay cost of electrical and water service during construction.

12. Landlord will abate asbestos from the premises in accordance with Landlord protocol.

3/11/93

                                   EXHIBIT "E"
                                   (Supplement)

                               CCC 4TH FLOOR SPACE


A. LIGHTING AND RECEPTACLE ALLOWANCE. Maximum available combined lighting and receptacle allowance is an average of 4.5 watts/ft. (squared) of rentable area. The allowance has been adjusted to reflect a code required safety factory of 20%. Service is 120/240 volt; 1 phase, 3 wire.

B. EMERGENCY POWER. A Class II EPS system has been installed that supplies emergency power to elevators (1 per bank simultaneously), and emergency lighting to stairwells and public corridors. Tenant has emergency power in existing public corridors available for its use at .125 watts per square foot.

C. HVAC. Landlord will provide heating, ventilating and cooling systems for the premises as follows:

     Heating shall be provided by the existing radiators on the perimeter of the Building. The radiators are provided with low pressure steam (10 psig) or hot water which is generated in the Building boiler room. Thermostatically controlled radiator valves will be provided on each accessible radiator for local comfort control.

     The HVAC systems located in fan rooms will provide ventilating and cooling. The existing constant volume fan systems serving the premises will be upgraded (including installation of direct digital temperature controls and other key components) and will be capable of cooling the conditioned area with an average 4.5 watts per square foot total connected electrical load (with 80% diversity factor). All ductwork to be by Tenant.

     Chilled water will be used for cooling and is seasonably available during the period of May 15 through October 15; and if the chilled water system is operational at other times, chilled water cooling will be made available at Tenant's request. Outside air will be used for temperature control between October 15 and May 15. The fan system operates during normal business hours, 8:00 A.M. to 6:00 P.M. Monday through Friday, and 9:00 A.M. to
     1:00 P.M. Saturday.

D.   HVAC DESIGN CRITERIA.

1.   OUTDOOR CONDITIONS:

     Winter (DB):          -10 degrees F
     Summer (DB/WB):  95 degrees F/78 degrees F

                                      EXHIBIT "E"
                                      (Supplement)

                                  CCC 4TH FLOOR SPACE


2.   INDOOR CONDITIONS:

     Winter:   70 degrees F to 72 degrees F
     Summer:   72 degrees F to 76 degrees F

3.   AVERAGE AIR CIRCULATION: Minimum of .6 CFM/square foot

4.   HVAC LOADS:

     Lights & Equipment: Combined total load of 4.5 watts/sq.ft.
     People Load: 125 sq.ft./person

E. Condenser water is available at one point on the 4th floor to handle supplemental cooling requirements. Landlord has installed a cooling tower at Landlord's cost to furnish condenser water to tenants on a 24-hour basis. Tenant shall provide pumping capacity for such condenser water. Tenant shall reimburse Landlord for its share of electricity and other operating costs (after allocation to other tenants for their usage) reasonably incurred in connection with the operation of the cooling tower for Tenant's actual usage. Currently, the annual charge is $200 per ton.

F. HVAC power shall be provided by Landlord, except for supplemental power that Tenant may require for supplemental HVAC.

G.   Temperature control compressed air and power shall be provided by Landlord.

H.   Current after-hour ventilating and air cooling charges are:

     $85/Hr/Fan - Summer                 $65/Hr/Fan - Winter (ventilation only)

I. SOUND LEVEL: Ambient noise levels will be a function of the materials used by tenant to build-out the space.

3/93